Exhibit 10.3

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

License Agreement

By And Between

Novartis Institutes for BioMedical Research, Inc.

And

MDRNA, Inc.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

1.	DEFINITIONS AND INTERPRETATION	1

2.	LICENSES	6

3.	DISCLOSURE AND TRANSFER OF MDRNA KNOW-HOW AND COOPERATION	7

4.	FINANCIAL PROVISIONS	7

5.	PAYMENT TERMS	8

6.	CONFIDENTIALITY	8

7.	EVENT OF DEFAULT	10

8.	TERM; RIGHTS IN BANKRUPTCY	10

9.	REPRESENTATIONS, WARRANTIES AND COVENANTS	11

10.	INDEMNIFICATION; LIABILITY	15

11.	PUBLICATIONS AND PUBLICITY	19

12.	GENERAL PROVISIONS	20

EXHIBIT A – MDRNA PATENTS

EXHIBIT B – MICHIGAN PATENTS

EXHIBIT C – SAMPLE INVOICE

EXHIBIT D – MICHIGAN LICENSE

EXHIBIT E – GECC AGREEMENT

EXHIBIT F – PAYMENT INSTRUCTIONS

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is made as of this 20th day of March, 2009 (“Effective Date”), by and between Novartis Institutes for BioMedical Research, Inc., a Delaware corporation (“Novartis”) and MDRNA, Inc., a Delaware corporation (“MDRNA”). Novartis and MDRNA are each referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, MDRNA has developed a proprietary platform for creating novel liposomes from dialkyl-amino acids for delivery of siRNA and owns or Controls (as defined below) certain intellectual property relating thereto;

WHEREAS, Novartis wishes to obtain, and MDRNA wishes to grant, a license to such intellectual property on the terms and conditions set forth herein;

WHEREAS, MDRNA Controls certain intellectual property pursuant to the Michigan License (as defined below); and

WHEREAS, Novartis wishes to obtain, and MDRNA wishes to grant, a sublicense under the Michigan License on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions. Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

“Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” shall mean, direct or indirect, ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law

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for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence, provided, that such foreign investor has the power to direct the management and policies of such entity. In the case of Novartis, “Affiliates” shall also be deemed to include [***] (also known as [***]), [***], and their respective Affiliates.

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, a Sunday, or other day (i) which is a public holiday in Cambridge, Massachusetts, or (ii) which is a recognized Federal holiday in the United States of America.

“Claims” means all Third Party demands, claims, actions, proceedings and liabilities (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature whatsoever.

“Code” shall have the meaning set forth in Section 8.2(a).

“Confidential Information” means all Know-How and other proprietary information and data of a financial, commercial or technical nature which the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, whether made available orally, in writing or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement. For purposes hereof, this Agreement and the terms hereof shall not be Confidential Information of either Party.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated as of February 10, 2009 between mdRNA and Novartis, as amended by an Amendment to Confidentiality Agreement dated February 17, 2009.

“Control” or “Controlled” means, with respect to any Know How, Patents, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense of or under such Know How, Patents, or intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

“DiLA2 Data” means all data and information Controlled by MDRNA relating to the structure, activity and/or other characteristics of the lipids within the DiLA2 Platform Technology.

“DiLA2 Platform Technology” means compounds containing an amino acid core, including one or more amino acids or a peptide of two to twenty amino acid residues, and

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one or more lipophilic tails linked at either the N-terminus or the C-terminus of an amino acid, or at both termini for use in delivery and administration of drug agents and in drug delivery systems, as in existence as of the Effective Date.

“Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

“Encumbrance” means any claim, charge, equitable interest, hypothecation, lien, mortgage, pledge, option, license, assignment, power of sale, retention of title, right of pre-emption, right of first refusal or security interest of any kind.

“Event of Default” shall have the meaning set forth in Section 7.1.

“Field” shall mean all uses and purposes.

“Field of Use” shall have the meaning set forth in the Michigan License.

“Force Majeure Event” shall have the meaning set forth in Section 12.5.

“Indemnification Claim Notice” shall have the meaning set forth in Section 10.3(b).

“Indemnified Party” shall have the meaning set forth in Section 10.3(b).

“Indemnifying Party” shall have the meaning set forth in Section 10.3(b).

“Know-How” means all technical information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to compounds, biologics, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, regulatory filings and copies thereof, relevant to the development, manufacture, use or commercialization of and/or which may be useful in studying, testing, development, production or formulation of products, or intermediates for the synthesis thereof.

“Licensed Products” shall have the meaning set forth in the Michigan License.

“Licensed Processes” shall have the meaning set forth in the Michigan License.

“MAA” means an application for the authorization to market a product in any country or group of countries outside the United States, as defined in the applicable laws and

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regulations and filed with the Regulatory Authority of a given country or group of countries.

“MDRNA Know-How” means the Know-How owned or Controlled by MDRNA or its Affiliates as of the Effective Date relating to the DiLA2 Platform Technology and condensing peptide technology. The MDRNA Know-How shall also include the DiLA2 Data. For the avoidance of doubt, “MDRNA Know-How” shall not include any Know-How owned or Controlled by the University of Michigan.

“MDRNA Patents” means the Patents identified in Exhibit A and any other Patents owned or Controlled by MDRNA or its Affiliates as of the Effective Date that have claims covering the DiLA2 Platform Technology. For the avoidance of doubt, “MDRNA Patents” shall not include any Patents owned or Controlled by the University of Michigan.

“MDRNA Technology” means MDRNA Patents and MDRNA Know-How.

“MDRNA Indemnitees” shall have the meaning set forth in Section 10.2.

“Michigan” means the Regents of the University of Michigan.

“Michigan License” means the License Agreement, dated as of May 7, 2008, between the Regents of the University of Michigan and MDRNA (f/k/a Nastech Pharmaceutical Company Incorporated).

“Michigan Patents” shall have the meaning given to the term PATENT RIGHTS in the Michigan License.

“Novartis Indemnitees” shall have the meaning set forth in Section 10.1.

“Party” shall have the meaning set forth in the preamble.

“Patents” means all patents and patent applications, author certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition and all foreign counterparts of them and including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, and supplemental protection certificates and the like of any of the foregoing.

“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

“Regulatory Authority” means any governmental agency or authority responsible for granting regulatory approvals for products, including the United States Food and Drug Administration, the European Medicines Agency, or any successor entities thereto and any corresponding national or regional regulatory authorities.

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“Regulatory Filings” means any submission to a Regulatory Authority of any appropriate regulatory application, and shall include, without limitation, any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any Investigational New Drug (IND), New Drug Application (NDA) or the corresponding application in any other country or group of countries.

“Sublicensee” shall have the meaning set forth in the Michigan License.

“Term” means the term of this Agreement as set forth in Section 8.1.

“Territory” means all countries of the world.

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“United States” or “US” means the United States of America, its territories and possessions.

“USD” or “US$” means the lawful currency of the United States.

1.2	Interpretation. In this agreement unless otherwise specified:

(a)	“includes” and “including” shall mean respectively includes and including without limitation;

(b)	a Party includes its permitted assignees and/or their respective permitted successors in title to substantially the whole of its undertaking;

(c)	a statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended or re-enacted;

(d)	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(e)	the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibits and attachments;

(f)	the headings in this Agreement are for information only and shall not be considered in the interpretation of this Agreement;

(g)	general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things; and

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(h)	the Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party participated in the preparation of this Agreement.

2.	LICENSES

2.1	License Grant. Subject to the terms and conditions of this Agreement, MDRNA hereby grants to Novartis and its Affiliates a non-exclusive, irrevocable, perpetual, royalty-free, fully paid-up license, with the right to grant sublicenses as permitted in Section 2.3 of this Agreement, under the MDRNA Technology to research, develop, make, have made, use, import, offer for sale, sell, have sold, commercialize and otherwise exploit any product and/or process in the Field in the Territory.

2.2	Michigan Sublicense Grant.

(a)	Subject to the terms and conditions of this Agreement, MDRNA hereby grants to Novartis and its Affiliates a non-exclusive license under the Michigan Patents, with the right to grant sublicenses, in each case subject to the terms and conditions of the Michigan License, in the Field of Use and the Territory, to make, have made, import, use, market, offer for sale, sell and have sold Licensed Products and to practice Licensed Processes.

(b)	In connection with the sublicense granted pursuant to this Section 2.2 Novartis agrees to comply, as and to the extent applicable to a Sublicensee, with the following Sections of the Michigan License: [***].

(c)	For the avoidance of doubt, other than as specified in Section 2.2(b) above, Novartis shall not be bound by any provision of the Michigan License, including Article 5 (Diligence).

(d)	Novartis acknowledges, pursuant to clause (1) of Section 6.4 of the Michigan License the disclaimer of warranties and limitations on Michigan’s liability, as provided in Article 9 of the Michigan License.

2.3	Sublicense Rights.

(a)	Novartis may sublicense to a Third Party the rights granted to it by MDRNA under Section 2.1 of this Agreement at any time at its sole discretion, but only in connection with [***]. A “Novartis Product” means any product with respect to which Novartis or any of its Affiliates has conducted research, manufacturing, development and /or commercialization activities that are material to such product.

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(b)	Novartis may sublicense the rights granted to it by MDRNA under Section 2.2 of this Agreement as and to the extent provided in the Michigan License.

3.	DISCLOSURE AND TRANSFER OF MDRNA KNOW-HOW AND COOPERATION

3.1

Disclosure and Transfer of MDRNA Know-How. As soon as reasonably possible after the Effective Date (and in any event within [***] days after the Effective Date), MDRNA, without additional consideration, shall disclose to Novartis or its designated Affiliate all MDRNA Know-How in existence as of the Effective Date and provide copies of any existing tangible embodiment thereof in written or electronic form as reasonably requested by Novartis, including delivery of an electronic copy of the DiLA[2] Data in a commonly usable format. Such disclosures shall include all MDRNA Know-How and any other data, information and documents known to and Controlled by MDRNA as of the Effective Date which may be necessary or useful to Novartis to practice the licenses granted hereunder efficiently.

3.2	Cooperation. Upon request by Novartis within a reasonable period after disclosure by MDRNA of the MDRNA Know-How and other data, information and documents pursuant to Section 3.1 of this Agreement, MDRNA will provide reasonable assistance to Novartis or its designated Affiliate in connection with understanding and using the MDRNA Know-How for purposes consistent with licenses and rights granted to Novartis hereunder; provided, that Novartis shall promptly pay or reimburse MDRNA for any travel or other out-of-pocket expenses incurred by MDRNA in connection with providing such assistance requested by Novartis.

4.	FINANCIAL PROVISIONS

4.1	Upfront Payment. In consideration of the licenses and rights granted to Novartis hereunder, Novartis shall pay to MDRNA a one-time upfront payment of Seven Million Two Hundred and Fifty Thousand Dollars ($7,250,000). Such upfront payment shall be paid in accordance with the instructions set forth Exhibit F within [***] Business Days after receipt by Novartis of an invoice in the form of Exhibit C, which invoice shall be issued no earlier than the Effective Date.

4.2	Third Party Obligations. MDRNA shall remain responsible for the payment of all royalty, milestone and other payment obligations, if any, due to Third Parties under any Patents or Know-How which have been licensed to MDRNA and are sublicensed to Novartis under this Agreement. All such payments shall be made promptly by MDRNA in accordance with the terms of its license agreement.

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5.	PAYMENT TERMS

5.1	Payment Terms. All payments from Novartis to MDRNA shall be made by wire transfer to the credit of such bank account as may be designated by MDRNA in this Agreement or in writing to Novartis. Any payment which falls due on a date which is not a Business Day in Cambridge, Massachusetts may be made on the next succeeding Business Day in Cambridge, Massachusetts.

5.2	Currency. All payments under this Agreement shall be payable in US dollars.

5.3	Taxes. MDRNA will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by Novartis, Novartis will: (a) deduct such taxes from the payment made to MDRNA; (b) timely pay the taxes to the proper taxing authority; (c) send proof of payment to MDRNA; and (d) reasonably assist MDRNA in its efforts to obtain a credit for such tax payment. Each Party agrees to reasonably assist the other Party in lawfully claiming exemptions from and/or minimizing such deductions or withholdings under double taxation laws or similar circumstances.

6.	CONFIDENTIALITY

6.1	Duty of Confidence. Subject to the other provisions of this Section 6, all Confidential Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party. The recipient Party may only use the Confidential Information for the purposes of this Agreement and pursuant to the rights granted to the recipient Party under this Agreement. Subject to the other provisions of this Section 6, each Party shall hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection as such recipient Party maintains its own confidential information. Subject to the other provisions of this Section 6, a recipient Party may only disclose Confidential Information of the other Party to employees, agents, contractors, consultants and advisers of the Party and its Affiliates and sublicensees and to Third Parties to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided, that such Persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

6.2	Exceptions. The obligations under this Section 6 shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:

(a)	is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

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(b)	was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party or any of its Affiliates;

(c)	is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

(d)	is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its written records, without reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the recipient Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the recipient Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the recipient Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the recipient Party unless the combination and its principles are in the public domain or in the possession of the recipient Party.

6.3	Authorized Disclosures.

(a)	In addition to disclosures allowed under Section 6.2, Novartis may disclose Confidential Information belonging to MDRNA or its Affiliates to the extent such disclosure is necessary in the following instances: (i) filing or prosecuting Patents as permitted by this Agreement; and (ii) in connection with Regulatory Filings for products. In addition, Novartis may disclose Confidential Information belonging to MDRNA or its Affiliates to the extent such disclosure is necessary in connection with prosecuting or defending litigation as permitted by this Agreement; provided, that Novartis (A) informs MDRNA as soon as reasonably practicable of the proposed disclosure; and (B) shall use commercially reasonable efforts (but in no event less than the efforts used by Novartis with respect to its own similar confidential information) to limit the disclosure for the required purpose and to obtain protections to maintain the confidentiality of such MDRNA Confidential Information.

(b)	In addition, Novartis and its Affiliates and sublicensees may disclose Confidential Information of MDRNA to Third Parties as may be necessary or useful in connection with the development, manufacture or commercialization of products and/or processes; provided, that such Third Parties are bound to maintain the confidentiality of such Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

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(c)	In the event the recipient Party is required to disclose Confidential Information of the disclosing Party by law or in connection with bona fide legal process, such disclosure shall not be a breach of this Agreement; provided, that the recipient Party (i) informs the disclosing Party as soon as reasonably practicable of the required disclosure; (ii) limits the disclosure to the required purpose; and (iii) at the disclosing Party’s request and expense, assists in an attempt to object to or limit the required disclosure.

(d)	Notwithstanding anything to the contrary contained in this Article 6 or Article 11 of this Agreement, MDRNA shall be permitted to disclose a copy of this Agreement to (a) MDRNA’s current or prospective banks, financial institutions, investors or other Third Parties for the purpose of raising capital or borrowing money or maintaining compliance with agreements, arrangements and understandings relating thereto, and (b) to any Person who proposes to be an assignee or to purchase or otherwise succeed (by merger, operation of law or otherwise) to all of MDRNA’s right, title and interest in, to and under this Agreement, if (1) such Person agrees to maintain the confidentiality of this Agreement pursuant to a written agreement at least as protective as the terms set forth in this Article 6 (with the exception of the term of the obligation of confidentiality, which may be for a specified term of years) and (2) any such assignment, purchase or succession would be permitted under Section 12.1 hereof.

7.	EVENT OF DEFAULT

7.1	Event of Default. The rejection of this Agreement under section 365 of the Code by MDRNA shall constitute an event of default (an “Event of Default”) by MDRNA under this Agreement.

8.	TERM; RIGHTS IN BANKRUPTCY

8.1	Term. Subject to Section 8.2, the term of this Agreement (the “Term”) is perpetual and shall continue indefinitely following the Effective Date.

8.2	Termination for Event of Default. Novartis may terminate this Agreement immediately upon written notice to MDRNA upon the occurrence of an Event of Default.

8.3	Rights in Bankruptcy.

(a)

The Parties agree that this Agreement constitutes an executory contract under Section 365 of the US Bankruptcy Code (the “Code”) for the license of “intellectual property” as defined under Section 101 of the Code and constitutes a license of “intellectual property” for purposes of any similar laws in any other

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country in the Territory. The Parties further agree that Novartis, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights, and elections under the Code, including, but not limited to, Section 365(n) of the Code, and any similar laws in any other country in the Territory. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against any MDRNA under the Code and any similar laws in any other country in the Territory, Novartis will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless MDRNA elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of MDRNA upon written request therefor by Novartis.

(b)	All rights, powers and remedies of Novartis provided for in this Section 8.3 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, under the Code and any similar laws in any other country in the Territory). In the event of the bankruptcy of MDRNA, Novartis, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, under the Code). The Parties agree that they intend the following Novartis rights to extend to the maximum extent permitted by law, including, without limitation, for purposes of the Code: (i) the right of access to any such intellectual property (including all embodiments thereof) of MDRNA licensed or sublicensed to Novartis pursuant to this Agreement, or any Third Party with whom MDRNA contracts to perform an obligation of MDRNA under Section 3.1 of this Agreement which is necessary for the development, registration, manufacture and/or commercialization of products in the Territory; (ii) the right to contract directly with any Third Party described in (i) to complete the contracted work, and (iii) the right to cure any breach of or default under any such agreement with a Third Party and set off the costs thereof against amounts payable to MDRNA under this Agreement.

9.	REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1	Representations and Warranties by Each Party. Each Party represents and warrants to the other as of the Effective Date that:

(a)	it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

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(b)	it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(c)	this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms;

(d)	all consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained; and

(e)	the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (i) conflict with or result in a breach of any provision of its organizational documents, (ii) result in a breach of any agreement to which it is a party; or (iii) violate any law.

9.2	Representations and Warranties by MDRNA. MDRNA represents and warrants to Novartis as of the Effective Date that:

(a)	Exhibit A sets forth a complete and accurate list of (i) all MDRNA Patents in existence as of the Effective Date, indicating the owner, MDRNA and/or co-owner(s) thereof if such MDRNA Patents or MDRNA Know-How is not solely owned by MDRNA and (ii) all license, assignment, distribution or other agreements relating to the MDRNA Patents and MDRNA Know-How;

(b)	Exhibit B sets forth a complete and accurate list of all Michigan Patents in existence as of the Effective Date, indicating the owner or co-owners thereof;

(c)	MDRNA (i) is the sole and exclusive owner, or exclusive licensee of all of the MDRNA Patents and is the exclusive licensee of the Michigan Patents free from Encumbrances, except (A) in the case of the Michigan Patents, which are subject to the terms and conditions of the Michigan License and Michigan’s rights with a respect thereto, and (B) for Encumbrances in favor of General Electric Capital Corporation pursuant to that certain Loan and Security Agreement, dated as of January 23, 2009,which shall be made subordinate to Novartis’ rights under this Agreement pursuant to Exhibit E, and (ii) except for the Michigan Patents, is listed in the records of the appropriate governmental agencies as the sole and exclusive owner of record or exclusive licensee for each registration, grant and application included in the MDRNA Patents;

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(d)	MDRNA has obtained from all individuals who participated in any respect in the invention or authorship of any MDRNA Technology effective assignments of all ownership rights of such individuals in such MDRNA Technology, either pursuant to written agreement or by operation of law;

(e)	all of its employees, officers, and consultants have executed agreements or have existing obligations under applicable laws requiring assignment to MDRNA of all inventions made during the course of and as the result of their association with MDRNA and obligating the individual to maintain as confidential MDRNA’s Confidential Information as well as confidential information of other parties (including Novartis and its Affiliates, although they may not be specifically referenced by name) which such individual may receive, to the extent required to support MDRNA’s obligations under this Agreement;

(f)	MDRNA has the right to grant to Novartis the licenses under the MDRNA Technology that it purports to grant hereunder;

(g)	MDRNA has the right to use and disclose and to enable Novartis to use and disclose (in each case under appropriate conditions of confidentiality) the MDRNA Know-How free from Encumbrances;

(h)	MDRNA has the right to grant to Novartis the sublicense under the Michigan License that it purports to grant hereunder;

(i)	to the knowledge of MDRNA, the issued patents in the MDRNA Patents and the Michigan Patents are valid and enforceable without any claims, challenges, oppositions, interference or other proceedings pending or, to MDRNA’s knowledge threatened and MDRNA has filed and prosecuted patent applications within the MDRNA Patents in good faith and, to MDRNA’s knowledge complied with all duties of disclosure with respect thereto;

(j)	to MDRNA’s knowledge, MDRNA has not committed any act, or omitted to commit any act, that may cause the MDRNA Patents to expire prematurely or be declared invalid or unenforceable;

(k)	all application, registration, maintenance and renewal fees in respect of the MDRNA Patents as of the Effective Date have been paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining the MDRNA Patents;

(l)

MDRNA has complied in all material respects with its obligations required to be complied with by it to date under the Michigan License and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to MDRNA’s knowledge, no other party to the Michigan License is (with or without the lapse of time or the giving of notice, or

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both) in breach or default in any respect thereunder. Following the Effective Date, Novartis will be permitted to exercise all rights of a Sublicensee under the Michigan License. MDRNA has delivered to Novartis a complete and correct copy of the Michigan License, together with all modifications and amendments thereto, which is attached as Exhibit D;

(m)	to MDRNA’s knowledge, the practice of the MDRNA Technology and Michigan Patents do not infringe the Patents or misappropriate the Know-How of any Third Party, nor has MDRNA received any written notice alleging such infringement or misappropriation;

(n)	MDRNA has not initiated or been involved in any proceedings or claims in which it alleges that any Third Party is or was infringing or misappropriating any MDRNA Technology or Michigan Patent Rights, nor have any such proceedings been threatened by MDRNA, nor does MDRNA know of any valid basis for any such proceedings;

(o)	MDRNA has taken all reasonable precautions to preserve the confidentiality of the MDRNA Know-How;

(p)	except as disclosed in Article 2 of the Michigan License, MDRNA has not entered into a government funding relationship that would result in rights to any products residing in the US Government, National Institutes of Health, National Institute for Drug Abuse or other agency, and the licenses granted hereunder are not subject to overriding obligations to the US Government as set forth in Public Law 96-517 (35 U.S.C. 200-204), as amended, or any similar obligations under the laws of any other country;

(q)	MDRNA has not granted any Third Party rights that would otherwise interfere or be inconsistent with Novartis’ rights hereunder, and there are no agreements or arrangements to which MDRNA or any of its Affiliates is a party relating to the products, MDRNA Patents, MDRNA Know-How or, except as set forth in the Michigan License, the Michigan Patents that would limit the rights granted to Novartis under this Agreement or that restrict or will result in a restriction on Novartis’ ability to develop, manufacture, register, use or commercialize the products in the Territory;

(r)	The rights granted hereunder to Novartis and its Affiliates under this Agreement have been granted in the ordinary course of business; and

(s)

Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of MDRNA contained in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the

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contrary contained in this Agreement, MDRNA has not failed to disclose to Novartis any fact or circumstance known to MDRNA and relating to any of the MDRNA Technology or the Michigan License or Michigan Patents that would be reasonably material to Novartis in connection with this Agreement or the transactions contemplated herein.

9.3	Covenants of MDRNA. MDRNA covenants and agrees that:

(a)	it will not grant any interest in the MDRNA Technology which is inconsistent with the terms and conditions of this Agreement;

(b)	if, at any time after execution of this Agreement, it becomes aware that it or any employee, agent or subcontractor of MDRNA who participated, or is participating, in the performance of any activities hereunder is on, or is being added to the FDA Debarment List or any of the three (3) FDA Clinical Investigator Restriction Lists referenced in Section 14.1(f), it will provide written notice of this to Novartis within two (2) Business Days of its becoming aware of this fact;

(c)	it shall comply with the terms of, and shall not terminate, and it shall not take any action or omit to take action that would constitute a breach, default or event of default (with or without notice or the lapse of time or both) or terminate or give rise to the right of Michigan to terminate the Michigan License;

(d)	it shall not modify, amend or waive any rights under the Michigan License in any manner that would adversely affect the license or other rights of Novartis under this Agreement, without the prior written consent of Novartis; and

(e)	it shall maintain insurance with respect to its activities and obligations under this Agreement in such amounts as are commercially reasonable in the industry for companies conducting similar business and shall require any of its Affiliates undertaking activities under this Agreement to do the same.

9.4	No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 9, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF NOVARTIS OR MDRNA; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

10.	INDEMNIFICATION; LIABILITY

10.1	Indemnification by MDRNA. MDRNA shall defend, indemnify, and hold Novartis, its Affiliates, and their respective officers, directors, employees and agents, and all

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successors and assigns of any of the foregoing (“Novartis Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a)	the negligence or willful misconduct of MDRNA or any of its Affiliates; or

(b)	the breach of any of the covenants, representations or warranties made by MDRNA to Novartis under this Agreement;

provided, however, that MDRNA shall not be obliged to so indemnify, defend and hold harmless the Novartis Indemnitees for any Claims to the extent that Novartis has an obligation to indemnify MDRNA Indemnitees pursuant to Section 10.2 or to the extent that such Claims arise from the breach, negligence or willful misconduct of Novartis or a Novartis Indemnitee.

10.2	Indemnification by Novartis. Novartis shall defend, indemnify, and hold MDRNA, its Affiliates, and their respective officers, directors, employees and agents, and all successors and assigns of any of the foregoing (“MDRNA Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a)	the negligence or willful misconduct of Novartis or any of its Affiliates or sublicensees;

(b)	the breach of any of the covenants, representations or warranties made by Novartis to MDRNA under this Agreement; or

(c)	any product liability Claim relating to any product or process covered by the MDRNA Technology and/or the Michigan Patents (whether such Claim is based upon negligence, strict liability or other theory of liability), which is made or sold by Novartis, its Affiliates or sublicensees of the license or sublicense granted under this Agreement.

provided, however, that Novartis shall not be obliged to so indemnify, defend and hold harmless the MDRNA Indemnitees for any Claims to the extent that MDRNA has an obligation to indemnify Novartis Indemnitees pursuant to Section 10.1 or to the extent that such Claims arise from the breach, negligence or willful misconduct of MDRNA or the MDRNA Indemnitee.

10.3	Indemnification Procedure.

(a)	For the avoidance of doubt, all indemnification claims in respect of a Novartis Indemnitee or MDRNA Indemnitee shall be made solely by Novartis or mdRNA, respectively, on behalf of the Novartis Indemnitee or MDRNA Indemnitee, as the case may be.

(b)	A Party seeking indemnification hereunder (“Indemnified Party”) shall notify the other Party (“Indemnifying Party”) in writing reasonably promptly after the

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assertion against the Indemnified Party of any Claim or fact in respect of which the Indemnified Party intends to base a claim for indemnification hereunder (“Indemnification Claim Notice”), but the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. The Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the Claim (to the extent that the nature and amount of such Claim is known at such time). Upon the request of the Indemnifying Party, the Indemnified Party shall furnish promptly to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received or sent in respect of such Claim.

(c)	Subject to the provisions of sub-Section (d) below, the Indemnifying Party shall, within [***] days after receipt of the Indemnification Claim Notice assume the defense and handling of such Claim, at the Indemnifying Party’s sole expense. The assumption of the defense of a Claim by the Indemnifying Party shall not be construed as acknowledgement that the Indemnifying Party is liable to indemnify any indemnitee in respect of the Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification. In the event that it is ultimately decided that the Indemnifying Party is not obligated to indemnify or hold an indemnitee harmless from and against the Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all reasonable costs and expenses (including attorneys’ fees and costs of suit) incurred by the Indemnifying Party in its defense of the Claim.

(d)

Upon assumption of the defense of a Claim by the Indemnifying Party: (i) the Indemnifying Party shall have the right to and shall assume sole control and responsibility for dealing with the Claim; (ii) the Indemnifying Party may, at its own cost, appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel reasonably selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party (such consent not to be unreasonably withheld or delayed); (iii) the Indemnifying Party shall keep the Indemnified Party informed of the status of such Claim; and (iv) the Indemnifying Party shall have the right to settle the Claim on any terms the Indemnifying Party chooses; provided, however, that it shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder or which admits any wrongdoing or responsibility for the claim on behalf of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party at the Indemnifying Party’s expense. In particular, the Indemnified Party shall furnish such records, information and

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testimony, provide witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith; subject to the right of the Indemnified Party to obtain reasonable confidentiality protection in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party, the Novartis Indemnitees or mdRNA Indemnitees, as the case may be, and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided. The Indemnified Party shall be entitled to participate in, but not control, the defense of such Claim with its own counsel and at its own expense; provided, however, that if the litigants in any such action include both the Indemnified Party and the Indemnifying Party and legal counsel for the Indemnified Party shall have reasonably concluded in a written legal opinion delivered to the Indemnifying Party that, by reason of certain bona fide defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, the interests of the Indemnified Party materially conflict with the interests of the Indemnifying Party such that it would be unethical under applicable rules relating to attorney conflicts of interest for the Indemnifying Party and such Indemnified Party to be represented by the same counsel with respect to such defense, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses, with the reasonable expenses and fees of such separate counsel to be reimbursed by the Indemnifying Party as and when incurred.

(e)	If the Indemnifying Party fails to assume or conduct the defense and handling of any Claim in good faith as provided in Section 10.3(d) above, the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate; provided, that the foregoing shall not be construed as a limitation on the Indemnified Party’s right to claim that the Indemnifying Party has breached its obligations pursuant to this Section 10. In such event, the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Claim and the Indemnified Party shall have the right to settle the Claim on any terms the Indemnified Party chooses; provided, however, that the Indemnified Party shall not, without the prior written consent of the Indemnifying Party, agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnifying Party, other than its liability for indemnification of the Indemnified Party as provided in this Article 10, or which admits any wrongdoing or responsibility for the claim on behalf of the Indemnifying Party.

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10.4	Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Section 10. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

10.5	Special, Indirect and Other Losses. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR FOR ANY ECONOMIC LOSS OR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS SECTION 10.

10.6	No Exclusion. Neither Party excludes any liability for death or personal bodily injury caused by its or its Affiliate’s (or, in the case of Novartis, its sublicensee’s) negligence or that of their respective employees, agents or sub-contractors.

11.	PUBLICATIONS AND PUBLICITY

11.1	Publications

(a)	For a period of [***] days after the Effective Date (which [***] day period shall be extended for an additional [***] days at Novartis’ option), any proposed public disclosure (whether written, electronic, oral or otherwise) by MDRNA relating to any products and/or processes relating to the MDRNA Technology or Licensed Products shall require the prior written consent of Novartis (such consent not to be unreasonably withheld or delayed); provided, that the foregoing shall not apply to information which is in the public domain or any public disclosure required by law or governmental regulation or by the rules of any recognized stock exchange

(b)	For the avoidance of doubt, Novartis or any of its Affiliates may, without any required consents from MDRNA but subject to its confidentiality obligations under Article 6 of this Agreement with respect to the Confidentiality Information of MDRNA, (i) issue press releases and other public statements as it deems appropriate in connection with the development and commercialization of the products and/or processes under this Agreement; and (ii) publish or have published information about clinical trials related to the products, including the results of such clinical trials

11.2	Publicity

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(a)	Neither Party shall use the name, symbol, trademark, trade name or logo of the other Party or its Affiliates in any press release, publication or other form of public disclosure without the prior written consent of the other Party in each instance (such consent not to be unreasonably withheld or delayed), except for those disclosures for which consent has already been obtained. Notwithstanding the foregoing, Novartis shall be entitled, upon reasonable prior notice to MDRNA, to use the name of MDRNA to the extent necessary or useful in connection with the development or commercialization of the products, including in connection with sublicensing and subcontracting transactions.

(b)	Each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof or any information relating to this Agreement without the prior written consent of the other Party; provided, however, that Novartis may issue press releases and other public statements as it deems appropriate in connection with the development and commercialization of products under this Agreement.

(c)	Notwithstanding the foregoing, each Party may make any disclosures required of it to comply with any duty of disclosure it may have pursuant to law or governmental regulation or pursuant to the rules of any recognized stock exchange. In the event of a disclosure required by law, governmental regulation or the rules of any recognized stock exchange, the Parties shall coordinate with each other with respect to the timing, form and content of such required disclosure. If so requested by the other Party, the Party subject to such obligation shall use commercially reasonable efforts to obtain an order, agreement or other governmental or Third Party action protecting to the maximum extent possible the confidentiality of such provisions of this Agreement as reasonably requested by the other Party. If the Parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required as determined by the disclosing Party in consultation with its legal counsel. Without limiting the foregoing, each Party shall consult with the other Party on the provisions of this Agreement, together with exhibits or other attachments attached hereto, to be redacted in any filings made by MDRNA or Novartis with the Securities and Exchange Commission (or other regulatory body) or as otherwise required by law. MDRNA also may file or submit such redacted version of this Agreement with NASDAQ in connection with maintaining its NASDAQ listing.

12.	GENERAL PROVISIONS

12.1

Assignment. Neither Party may assign its rights and obligations under this Agreement without the other Party’s prior written consent, except that (a) a Party may assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates without the consent of the other Party; and (b) either Party may assign this

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Agreement in its entirety to a successor to all or substantially all of its business or assets to which this Agreement relates. The assigning Party shall provide the other Party with prompt written notice of any such assignment pursuant to clause (b) above. Any permitted assignee shall assume all obligations of its assignor under this Agreement (or related to the assigned portion in case of a partial assignment to an Affiliate), and no permitted assignment shall relieve the assignor of liability hereunder. Any attempted assignment in contravention of the foregoing shall be void. Subject to the terms of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

12.2	Extension to Affiliates; Subcontractors. Novartis shall have the right to extend the rights, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to Novartis. Novartis shall remain primarily liable for any acts or omissions of its Affiliates. In addition, Novartis may subcontract to Third Parties the performance of any tasks and obligations relating to its exercise of the license and other rights under this Agreement as Novartis deems appropriate, subject to its confidentiality obligations pursuant to Article 6 of this Agreement.

12.3	Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their commercially reasonable efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

12.4	Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of New York, without giving effect to the conflicts of laws provision thereof. Any disputes between the Parties relating to this Agreement shall be subject to the exclusive jurisdiction and venue of the federal courts located in the Southern District of New York (without restricting any right of appeal), and the Parties hereby waive any objection which they may have now or hereafter to the laying of venue of any proceedings in such courts and to any claim that such proceedings have been brought in an inconvenient forum, and further agree that a judgment or order in any such proceedings shall be binding upon each of them and may be enforced in the courts of any other jurisdiction.

12.5

Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder if such delay or nonperformance is caused by strike, stoppage of labor, lockout or other labor trouble, fire, flood, accident, war, act of terrorism, act of God or of the government of any country or of any local government, or by other cause unavoidable or beyond the reasonable control of any Party hereto (a “Force Majeure Event”).

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Notwithstanding the foregoing, in no event shall a Party’s inability to obtain funding for its obligation hereunder constitute a Force Majeure Event.

12.6	Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

12.7	Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between MDRNA and Novartis, or to constitute one as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.

12.8	Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by fax (with written confirmation of receipt), provided, that a copy is immediately sent by an internationally recognized overnight delivery service (receipt requested); or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by notice):

If to MDRNA:

MDRNA, Inc.

3830 Monte Villa Parkway

Bothell, WA 98021

Attn: Mr. J. Michael French, President and CEO

Fax: (425) 908-3101

with a copy to:

Sills Cummis & Gross

One Riverfront Plaza

Newark, NJ 07102

Attn: Ira A. Rosenberg, Esq.

Fax: (973) 643-6500

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If to Novartis:

Novartis Institutes for BioMedical Research, Inc.

220 Massachusetts Avenue

Cambridge, Massachusetts 02139

Attn: General Counsel

Fax: (617) 871-3354

12.9	Further Assurances. Novartis and MDRNA hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

12.10	Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all applicable laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any applicable law.

12.11	No Third Party Beneficiary Rights. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party (including any third party beneficiary rights).

12.12	English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

12.13	Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

12.14	Entire Agreement. This Agreement, together with its Exhibits, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties, including the Confidentiality Agreement, with respect to such subject matter. In the event of any conflict between a substantive provision of this Agreement and any Exhibit hereto, the substantive provisions of this Agreement shall prevail.

12.15	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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12.16	Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.		MDRNA, INC.

By:	/s/ Mark C. Fishman	By:	/s/ J. Michael French
Name:	Mark C. Fishman	Name:	J. Michael French
Title:	President and CEO	Title:	President and CEO

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EXHIBIT A

MDRNA PATENTS

07-10US	U.S. 12/114,284 FD: 5/2/200 EPD: 5/4/2007	U.S. 60/972,653 U.S. 60/952,667 U.S. 60/947,282 U.S. 60/916,131 U.S. 60/972,590 U.S. 61/022,571	AMINO ACID LIPIDS AND USES THEREOF

07-15P1	U.S. 60/972,590 FD: 9/14/2007 EPD: N/A	N/A	EMULSION COMPOSITIONS FOR INTERFERING RNA AND USES THEREOF

07-21P1	U.S. 61/022,571 FD: 1/22/2008 EPD: N/A	N/A	DISPERSION COMPOSITIONS FOR INTERFERING RNA AND USES THEREOF

07-23P1	U.S. 60/976,894 FD: 10/2/2007 EPD: N/A	N/A	LIPOPEPTIDES FOR DELIVERY OF INTERFERING RNA AGENTS

07-23PCT	PCT/US2008/078627 FD: 10/2/2008 EPD: 10/2/2007	U.S. 60/976,894	LIPOPEPTIDES FOR DELIVERY OF NUCLEIC ACIDS

[***]	[***]	[***]	[***]

07-10P1	U.S. 60/916,131 FD: 5/4/2007 EPD: N/A	N/A	AMINO ACID LIPID COMPOSITIONS AND METHODS FOR DELIVERING RNA THERAPEUTICS

07-10P2	U.S. 60/947,282 FD: 6/29/2007 EPD: N/A	N/A	AMINO ACID LIPID COMPOSITIONS AND METHODS FOR DELIVERING RNA THERAPEUTICS

07-10P3	U.S. 60/953,667 FD: 8/2/2007 EPD: N/A	N/A	AMINO ACID LIPID COMPOSITIONS AND METHODS FOR DELIVERING RNA THERAPEUTICS

07-10P4	U.S. 60/972,653 FD: 9/14/2007 EPD: N/A	N/A	AMINO ACID LIPIDS AND USES FOR RNA THERAPEUTICS

07-10-PCT	PCT/US2008/62526 FD: 5/2/200 EPD: 5/4/2007	U.S. 60/972,653 U.S. 60/953,667 U.S. 60/947,282 U.S. 60/916,131 U.S. 60/972,590 U.S. 61/022,571	AMINO ACID LIPIDS AND USES THEREOF

08-17-P1	U.S. 61/116,258	N/A	COMPOSITIONS AND METHODS FOR TRIGGERED RELEASE THERAPEUTICS

08-18P1	U.S. 61/141,080	N/A	COMPOSITIONS AND METHODS FOR EFFICIENT DELIVERY OF GENE SILENCING THERAPEUTICS

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

EXHIBIT B

MICHIGAN PATENTS

University of Michigan	[***]	[***]	[***]
University of Michigan	[***]	[***]	[***]
University of Michigan	[***]	[***]	[***]

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

EXHIBIT C

SAMPLE INVOICE

Sender’s Logo		INVOICE

INVOICE DATE:
Street		200
Town, Country
Phone and Fax Nr.		INVOICE No.: XXXX

Bill To:	For:

And via fax to no. +1 441 296 5083
DESCRIPTION [Please specify the event for which the invoice is due]	AMOUNT (USD)

US$ 000,000.00

Novartis Contract Code

Please remit by wire transfer within 60 days to:

Receiving Bank -
Swift Code -
ABA Number -
Credit Account -
Beneficiary -

TOTAL	US$ 000,000.00

If you have any questions concerning this invoice, contact

or e-mail to

VAT -Reg. No. Xxxxxxxxxx (if applicable)

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

EXHIBIT D

MICHIGAN LICENSE

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

LICENSE AGREEMENT

This Agreement is effective as of May 7, 2008 (the “Effective Date”), between Nastech Pharmaceutical Company Incorporated (“LICENSEE”) having the address in Article 13 below, and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”). LICENSEE and MICHIGAN agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 “COMBINATION PRODUCT” means a LICENSED PRODUCT which incorporates two or more molecules, one of which is (or incorporates) an RNA sequence which is pharmacologically active (an “RNA ACTIVE”) and the other(s) of which are also pharmacologically active but have a mechanism of action different from such RNA sequence (“OTHER ACTIVE”).

1.2 “FIELD OF USE” means the research, development, manufacture, use or sale of LICENSED PRODUCTS for the treatment of human and veterinary disease.

1.3 “FIRST COMMERCIAL SALE” means the first sale of any LICENSED PRODUCT by LICENSEE or a SUBLICENSEE, other than sale of a LICENSED PRODUCT for use in trials, such as field trials or clinical trials, being conducted to obtain FDA or other governmental approvals to market LICENSED PRODUCTS to use LICENSED PROCESSES.

1.4 “LICENSED PROCESS(ES)” means any process or method that, but for this Agreement, comprises an infringement (including contributory or inducement) of a VALID CLAIM.

1.5 “LICENSED PRODUCT(S)” means any pharmaceutical formulation which incorporates a component that, but for this Agreement, comprises an infringement (including contributory or inducement) of a VALID CLAIM contained within PATENT RIGHTS in the country in which any such product or product part is made, used, imported, offered for sale or sold or is manufactured by using a LICENSED PROCESS.

1.6 “NET SALES” means the gross amount invoiced by or on behalf of LICENSEE or SUBLICENSEE on account of the sale, use, transfer or other disposition of a LICENSED PRODUCT, less reasonable, customary and documented deductions for any of the following:

(a) rebates, allowances, or discounts (including, without limitation, contractual discounts and allowances for Medicaid, Medicare, Medi-Cal and the like), to the extent actually granted;

(b) allowances or credits actually granted to customers on account of recall, rejection, charge-backs or return of LICENSED PRODUCTS;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(c) tariffs, duties, excise, sales, value-added and similar governmental charges actually paid (except income taxes);

(d) to the extent actually paid by seller, custom duties and charges for shipping and insuring the shipment of LICENSED PRODUCT;

(e) trade and quantity discounts and early payment cash discounts;

(f) retroactive price reductions that are actually allowed or granted;

Where LICENSEE receives any consideration other than cash for such transactions, an amount equal to the fair market value of such consideration, to be agreed upon in good faith by the parties hereto, shall be included in NET SALES.

With respect to COMBINATION PRODUCTs, the invoice price of such COMBINATION PRODUCT shall be set by LICENSEE in good faith and in a commercially reasonable manner, after taking account of the potential market for such COMBINATION PRODUCT and potential competitive products, applying a standard of fair and honest dealing with MICHIGAN. For purposes of calculating Running Royalties payable to MICHIGAN hereunder, the amount of the invoice price of the COMBINATION PRODUCT to be included in NET SALES shall be determined by multiplying (1) the invoice price of such COMBINATION PRODUCT by (2) a percentage equal to the percentage of such invoice price that is reasonably attributable to the RNA ACTIVE incorporated in the LICENSED PRODUCT. After discussion with MICHIGAN, but not less than 90 days prior to commencing sales of such COMBINATION PRODUCT, LICENSEE shall notify MICHIGAN in writing of such proposed percentage. Unless LICENSEE receives written objection from MICHIGAN to such proposal within 90 days following MICHIGAN’s receipt of such proposal, then the percentage so proposed shall be used to calculate the NET SALES of such COMBINATION PRODUCT for the purposes of computing royalties under this Agreement. In the event MICHIGAN objects to LICENSEE’s proposal, MICHIGAN and LICENSEE agree to negotiate in good faith to reach a mutually acceptable determination within 90 days. Where such dispute cannot be resolved within such 90 day period, the Parties agree to submit to mediation pursuant to Article 15 hereof. LICENSEE shall incorporate in the terms of any sublicense permitted hereunder terms, which obligate the SUBLICENSEE to comply in good faith with the obligations of this paragraph.

1.7 “OTHER ACTIVE” shall have the meaning specified in Section 1.1.

1.8 “PATENT RIGHTS” means MICHIGAN’S legal rights under the patent laws of the United States or relevant foreign countries for the following United States patent(s):

U.S. Patent [***]

U.S. Patent [***]

U.S. Patent [***]

1.9 “RNA ACTIVE” shall have the meaning specified in Section 1.1.

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1.10 “ROYALTY PERIOD(S)” means the six-month periods ending on the last days of June and December each year.

1.11 “SUBLICENSEE(s)” means any person or entity sublicensed, or granted an option for a sublicense, by LICENSEE under this Agreement.

1.12 “TERRITORY” means all the countries of the world.

1.13 “VALID CLAIM” means (as to whether a molecule, formulation, method of use or other activity is covered) any claim set forth in an issued and unexpired patent that (i) has not been revoked or held unenforceable, unpatentable or invalid by a final decision of a court or a governmental agency of competent jurisdiction (including without limitation any competent patent office), from which decision no further appeal is possible and/or (ii) has not been withdrawn, disclaimed, denied or admitted by MICHIGAN to be invalid or unenforceable .

ARTICLE 2 - GRANT OF LICENSE

2.1 MICHIGAN hereby grants to LICENSEE an exclusive license under the PATENT RIGHTS, with the right to grant sublicenses, in each case subject to the terms and conditions of this Agreement, in the FIELD OF USE and the TERRITORY to make, have made, import, use, market, offer for sale and sell LICENSED PRODUCTS and to practice LICENSED PROCESSES.

2.2 Without limiting any other rights it may have, MICHIGAN specifically reserves the right to practice the PATENT RIGHTS for research, public service, internal (including clinical) and/or educational purposes, and the right to grant the same limited rights to other non-profit research institutions.

2.3 This Agreement shall extend until expiration of the last to expire of the PATENT RIGHTS, unless sooner terminated as provided in another specific article of this Agreement.

2.4 LICENSEE agrees that LICENSED PRODUCTS used, leased or sold in the United States shall be manufactured substantially in the United States.

2.5 Any and all licenses granted hereunder are subject to the rights, conditions and limitations imposed by U.S. law for PATENT RIGHTS supported by federal funding (see 35 U.S.C § 202 et seq. and regulations pertaining thereto).

ARTICLE 3 - CONSIDERATION

3.1 LICENSEE shall pay royalties to MICHIGAN until the expiration date of the last to expire of PATENT RIGHTS or until this Agreement is terminated. Royalties shall include:

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(a) A License Issue Fee equal to [***] U.S. dollars ($[***]), payable in three equal installments in accordance with the following schedule:

(i) [***] dollars ($[***]) within fourteen (14) days following the complete execution of this Agreement (the “First Installment”);

(ii) An second installment of [***] dollars ($[***]) no later than six months after payment of the First Installment; and

(iii) A third installment of [***] dollars ($[***]) no later than the first anniversary of the payment of the First Installment.

All payments of the License Issue Fee shall be nonrefundable. LICENSEE will pay further fees in the form of reimbursement of certain costs pursuant to Article 7 hereof. If LICENSEE terminates the Agreement prior to the first anniversary of the First Installment, the total License Issue Fee shall still be due upon termination.

(b) Running Royalties equal to [***] percent ([***]%) of NET SALES by LICENSEE of LICENSED PRODUCTS or [***] percent ([***]%) of NET SALES by a SUBLICENSEE of LICENSED PRODUCTS. If LICENSEE makes any NET SALES to any party in any way directly or indirectly controlling, controlled by or under the common control with LICENSEE, at a price less than the regular price charged to unaffiliated third parties, the Running Royalties payable to MICHIGAN shall be computed on the basis of the regular price charged to such unaffiliated third parties

(c) In the event it is necessary for LICENSEE to obtain one or more licenses from third parties in order to make, have made, use, import, sell or offer for sale a LICENSED PRODUCT, royalty stacking provisions will reduce the Running Royalties payable by LICENSEE to MICHIGAN for any ROYALTY PERIOD in an amount equal to royalties paid pursuant to such licenses during such ROYALTY PERIOD. In no case shall MICHIGAN’S Running Royalties for such ROYALTY PERIOD be reduced to less than [***] percent ([***]%) of NET SALES by LICENSEE of LICENSED PRODUCTS or to less than [***] percent ([***]%) of NET SALES by SUBLICENSEE(S) of LICENSED PRODUCTS. These royalty-stacking provisions defined in this paragraph do not apply to COMBINATION PRODUCTS.

(d) [***] percent ([***]%) of all payments which are not based upon NET SALES received by LICENSEE from SUBLICENSEES or assignees in consideration for LICENSED PRODUCTS (e.g., license issue fees, maintenance fees, milestone payments, other non–sales based payments) (such payments, collectively, “Non-Sales Sublicense Revenue”). With respect to Non-Sales Sublicense Revenue received for the achievement of specific development, regulatory or commercialization milestones similar to those described in the Milestone Payments below, MICHIGAN shall be entitled to receive the greater of (i) MICHIGAN’s share of Non-Sales Sublicense Revenue for the milestone, or (ii) the amount of the corresponding Milestone Payment, but not both. For clarity,

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payments for the sale of substantially all of the business or assets of LICENSEE or its affiliate (whether by merger, sale of stock, sale of assets or otherwise) are not Non-Sales Sublicense Revenues.

(e) Reimbursement of patent prosecution costs of $[***] incurred by MICHIGAN through October 28, 2007. No later than three (3) days following the complete execution of this Agreement, MICHIGAN shall invoice LICENSEE for such costs and provide reasonable supporting documentation therefor, and such invoice shall be due and payable simultaneously with the payment of the First Installment of the License Issue Fee, and in any event no later than fourteen (14) days after receipt of such invoice and the supporting documentation.

(f) LICENSEE shall pay to MICHIGAN minimum annual royalties (“Annual Fee”) of [***] U.S. dollars ($[***]). This Annual Fee is accrued January 1st beginning in 2009 and continuing in each year thereafter during the term of this agreement. The Annual Fee is payable with the semiannual report which is required under Article 4 to be delivered to MICHIGAN on or prior to July 31 for the ROYALTY PERIOD in which the Annual Fee accrues. LICENSEE may credit each Annual Fee in full against all royalties under subparagraphs (b) and (d) above otherwise due MICHIGAN for such ROYALTY PERIOD or the next succeeding ROYALTY PERIOD. Should this Agreement terminate or expire other than on a December 31, the Annual Fee for such portion of a year shall be determined by multiplying the amount set forth above for the given year by a fraction, the numerator of which shall be the number of days since the prior January 1 during which the Agreement is in effect and the denominator of which shall be three hundred and sixty-five.

(g) For each LICENSED PRODUCT which is directed at either (i) a gene target that has not been a target of a previous LICENSED PRODUCT (each, a “NEW TARGET”) or (ii) a gene target that has been the target of a previous LICENSED PRODUCT but the disease indication of the later LICENSED PRODUCT differs from such previous LICENSED PRODUCT (a “NEW TARGET INDICATION”), LICENSEE shall pay to MICHIGAN each Milestone Payment specified below which has not previously been paid for a LICENSED PRODUCT directed at such NEW TARGET or at such NEW TARGET INDICATION:

1) $[***] upon [***]

2) $[***] upon [***]

3) $[***] upon [***]

4) $[***] upon [***]

For clarification, a new formulation of a LICENSED PRODUCT for which Milestone Payments have previously been made shall not be deemed a new LICENSED PRODUCT for purposes of this paragraph g if it is directed at the same gene target as a prior formulation and is differentiated from such prior formulation solely because such new formulation is designed to permit a new method of administration (e.g., oral, buccal,

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transdermal, etc.) or because its pharmacodynamic or pharmacokinetic profile differs from that of the prior formulation.

Milestone payments are non-refundable and non-creditable against future royalties with the exception of situations as outlined within paragraph 3.1 (d) i and ii.

3.2 LICENSEE shall be responsible for the payment of all taxes, duties, levies, and other charges (other than income taxes, if any) imposed by any taxing authority with respect to the royalties payable to MICHIGAN under this Agreement. Should LICENSEE be required under any law or regulation of any government entity authority to withhold or deduct in connection with such charges any portion of the payments on royalties due to MICHIGAN, then the sum payable to MICHIGAN shall be increased by the amount necessary to yield to MICHIGAN an amount equal to the sum it would have received had no withholdings or deductions been made. MICHIGAN shall cooperate reasonably with LICENSEE in the event LICENSEE elects to assert, at its own expense, MICHIGAN’s exemption from any such tax or deduction.

3.3 LICENSEE is only obligated to pay Running Royalties once on any sale or transfer of a unit of LICENSED PRODUCT resulting in NET SALES, regardless of how many VALID CLAIMS cover such sale or transfer.

3.4 Royalty payments shall be made to “The Regents of the University of Michigan” in United States dollars. Payments drawn directly on a U.S. bank may be made by either check to the address in Article 13 or by wire transfer. Any payment drawn on a foreign bank or foreign branch of a U.S. bank shall be made only by wire transfer. Wire transfers shall be made in accordance with the following or any other instructions as may be specified in writing by MICHIGAN: [***]. In reporting NET SALES and other revenue in any report required under Article 4, LICENSEE shall convert any revenues it receives in foreign currency into its equivalent in United States Dollars at the most recent exchange rate published in The Wall Street Journal on the last business day of the ROYALTY PERIOD during which such payments were received by LICENSEE, or at such other exchange rate as the parties may agree to in writing.

3.5 Except as otherwise specified herein, all payments which become due during any ROYALTY PERIOD shall be made simultaneously with submission of the reports required by Article 4 for such ROYALTY PERIOD. All amounts due under this Agreement, including amounts due for the payment of patent expenses, shall, if overdue, be subject either (a) to a charge of interest compounded monthly until payment, at a per annum rate of five percent (5%) above the prime rate in effect at the JP Morgan Chase Bank, N.A. or its successor bank on the due date (or at the highest allowed rate if a lower rate is required by law) or (b) to a charge of $250, whichever is greater. The payment of such interest shall not foreclose MICHIGAN from exercising any other rights it may have resulting from any late payment. LICENSEE shall reimburse MICHIGAN for the costs and expenses, including reasonable attorney fees, paid in order to collect any amounts overdue more than 120 days.

ARTICLE 4 - REPORTS

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4.1 Until the FIRST COMMERCIAL SALE, LICENSEE shall provide to MICHIGAN a written annual report on or before July 31 of each year beginning in 2009. The annual report shall include: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales activity during the preceding twelve (12) months, and plans for the coming year. LICENSEE also shall report to MICHIGAN the date of First Commercial Sale of each LICENSED PRODUCT in each country within thirty (30) days of occurrence.

4.2 After the FIRST COMMERCIAL SALE, LICENSEE shall provide semi-annual reports to MICHIGAN. By each July 31 and January 31 (i.e., within one month after each ROYALTY PERIOD closes, including the close of the ROYALTY PERIOD immediately following any termination of this Agreement), LICENSEE shall report to MICHIGAN, subject to commercially reasonable terms of confidentiality with SUBLICENSEES(S) for that ROYALTY PERIOD:

(a) the number of LICENSED PRODUCTS sold or otherwise distributed by LICENSEE and each SUBLICENSEE.

(b) NET SALES of LICENSED PRODUCTS sold or otherwise distributed by LICENSEE and all SUBLICENSEES, including an accounting of all revenues received and deductions taken in determining NET SALES.

(c) accounting for all revenues separately derived from sublicenses of LICENSED PROCESSES by LICENSEE.

(d) royalties due on additional payments from SUBLICENSEES under Paragraph 3.1 above, including supporting figures.

(e) foreign currency conversion rate and calculations (if applicable).

(f) total royalties due.

(g) names, addresses, and U.S.P.T.O. Entity Status (as discussed in Paragraph 4.5) of all SUBLICENSEES having a sublicense or option therefor any time during the particular ROYALTY PERIOD.

(h) for each sublicense or amendment thereto completed in the particular ROYALTY PERIOD (including agreements under which LICENSEE will have LICENSED PRODUCTS made by a third party), the date of each agreement and amendment, the territory of the sublicense, the scope of the sublicense, and the nature, timing and amounts of all fees and royalties to be paid thereunder.

(i) notwithstanding any other report previously given hereunder, any milestone (under Article 3 or Article 5) that has been achieved, and any milestone that was due during the ROYALTY PERIOD but not achieved, specifying each milestone and whether or not it was achieved.

LICENSEE shall include the amount of all payments due, and the various calculations used to arrive at those amounts, including the quantity, description (nomenclature and type designation as described in Paragraph 4.3 below), country of manufacture and country of sale or use of LICENSED PRODUCTS and LICENSED PROCESSES. LICENSEE shall direct its authorized representative to certify that reports required hereunder are correct to the best of LICENSEE’s

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knowledge and information. Failure to provide reports as required under this Article 4 shall be a material breach of this Agreement.

If no payment is due, LICENSEE shall so report to MICHIGAN that no payment is due.

4.3 LICENSEE shall promptly establish and consistently employ a system of specific nomenclature and type designations for LICENSED PRODUCTS to permit identification and segregation of various types where necessary. LICENSEE shall consistently employ, and shall require SUBLICENSEES to consistently and reasonably employ the system when rendering invoices thereon and shall inform MICHIGAN, or its auditors, when requested, as to the details concerning such nomenclature system, all additions thereto and changes therein.

4.4 LICENSEE shall keep, and shall require SUBLICENSEES to keep, true and accurate records containing data reasonably required for the computation and verification of payments due under this Agreement. LICENSEE shall, and it shall require each SUBLICENSEE and those making LICENSED PRODUCTS to: (a) open such records for inspection upon reasonable notice during business hours, and no more than once per year, by an independent certified accountant selected by MICHIGAN and reasonably acceptable to LICENSEE or such SUBLICENSEE, for the purpose of verifying the amount of payments due; and (b) retain such records for six (6) years from date of origination.

The terms of this Article shall survive any termination of this Agreement. MICHIGAN is responsible for all expenses of such inspection, except that if any inspection reveals an underpayment greater than five percent (5%) of royalties due MICHIGAN, then LICENSEE shall pay within twenty-one (21) days of written notice thereof all expenses of that inspection and the amount of the underpayment and interest to MICHIGAN at the rate specified in Section 3.5 from the date on which the unpaid amount was due until the date such amount is paid. LICENSEE shall also reimburse MICHIGAN for reasonable third party expenses, if any, required to collect the amount underpaid.

4.5 So that MICHIGAN may pay the proper U.S. Patent and Trademark Office fees relating to the PATENT RIGHTS, if LICENSEE, any company related to LICENSEE or SUBLICENSEE (including optionees) does not qualify as a “Small Entity” under U.S. patent laws, LICENSEE shall notify MICHIGAN immediately. The parties understand that the changes to LICENSEE’s, SUBLICENSEE’s, or optionees’ businesses that might affect entity status include: acquisitions, mergers, hiring of a total of more than 500 total employees, sublicense agreements, and sublicense options.

ARTICLE 5 - DILIGENCE

5.1 LICENSEE shall use diligent and commercially reasonable efforts to (a) develop a program for exploiting the PATENT RIGHTS, (b) bring LICENSED PRODUCTS to market and (c) to market throughout the life of this Agreement any and all LICENSED PRODUCTS so developed and brought to market. LICENSEE has the responsibility to use diligent and

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commercially reasonable efforts to obtain and retain any governmental approvals necessary to manufacture, have manufactured, use, import, distribute and/or sell LICENSED PRODUCTS.

5.2 As part of the diligence required by Paragraph 5.1, LICENSEE agrees to reach the following commercialization and research and development milestones for the LICENSED PRODUCTS (together the “MILESTONES”) by the following dates:

1)	By [***] LICENSEE will have [***].

2)	By [***] LICENSEE will have [***].

3)	By [***] LICENSEE will have [***].

5.3 LICENSEE must achieve each MILESTONE on or before the deadline dates indicated and MICHIGAN shall have the sole right to determine that a MILESTONE has been reached, such determination not to be unreasonably withheld, conditioned or delayed. LICENSEE shall notify MICHIGAN within ten (10) days after each such deadline as to whether or not such MILESTONE was met. Should LICENSEE fail to achieve the above MILESTONES, LICENSEE will have the option to extend the MILESTONE timelines by supplementing the Annual Fees by an additional 50% and by meeting with MICHIGAN to revise the list and timelines for MILESTONES (“MODIFIED MILESTONES”). If LICENSEE cannot meet MODIFIED MILESTONES, LICENSEE will be deemed to be in material breach of this Agreement, and MICHIGAN may terminate the Agreement effective on thirty (30) days notice, unless LICENSEE achieves the MILESTONE within this thirty-day period. Notwithstanding, MICHIGAN may terminate this Agreement immediately if LICENSEE fails to achieve a MILESTONE by the indicated date and does not provide the notice to MICHIGAN referred to above.

5.4 MICHIGAN may terminate this license upon written notice if the FIRST COMMERCIAL SALE does not occur on or before the date nine (9) years after the Effective Date.

ARTICLE 6 - SUBLICENSING

6.1 LICENSEE shall notify MICHIGAN in writing of every sublicense agreement and each amendment thereto within thirty (30) days after its execution, and indicate the name of the SUBLICENSEE, the territory of the sublicense, the scope of the sublicense, and the nature and timing of all fees and royalties to be paid thereunder. Upon request, LICENSEE shall provide MICHIGAN with a copy of sublicense agreements in a form acceptable to LICENSEE and SUBLICENSEE so as to protect both parties’ confidentiality.

6.2 LICENSEE shall not receive from SUBLICENSEES anything of value other than cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of MICHIGAN.

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6.3 Upon any termination of this Agreement, (a) each sublicense granted by LICENSEE under this Agreement shall provide for its termination upon termination of this Agreement; and (b) each sublicense shall terminate upon termination of this Agreement unless LICENSEE has previously assigned its rights under the agreement to MICHIGAN in accordance with Section 14.11. Provided that, notwithstanding the foregoing, for a period of 90 days after termination of this Agreement, MICHIGAN agrees to negotiate in good faith with each SUBLICENSEE that (a) is not under common control or ownership with LICENSEE and (b) is not in material breach of its sublicense with LICENSEE at the time of the termination, to provide such SUBLICENSEE a license of the PATENT RIGHTS on similar financial terms contained in this Agreement with respect to the rights granted by LICENSEE to such SUBLICENSEE.

6.4 LICENSEE shall require that all sublicenses:

(1) be consistent with the terms and conditions of this Agreement;

(2) contain the SUBLICENSEE’S acknowledgment of the disclaimer of warranty and limitation on MICHIGAN’s liability, as provided by Article 9 below; and

(3) contain provisions under which the SUBLICENSEE accepts duties at least equivalent to those accepted by the LICENSEE in the following Paragraphs: [***].

ARTICLE 7 - PATENT APPLICATIONS AND MAINTENANCE

7.1 MICHIGAN has the right to control all aspects of filing, prosecuting, and maintaining all of the patents and patent applications that form the basis for the PATENT RIGHTS, interferences, and disputes (including litigation) regarding inventorship. LICENSEE shall fully cooperate in such activities.

7.2 MICHIGAN shall notify LICENSEE of all information received by MICHIGAN relating to the filing, prosecution and maintenance of the patents and patent applications which form the basis of the PATENT RIGHTS, and shall make reasonable efforts to allow LICENSEE to review, comment, and advise upon such information. If any of the licensed patents are involved in a proceeding in the U.S. patent office, including inter alia a reexamination or an interference, MICHIGAN shall also give LICENSEE an opportunity to review the strategy pursuant to the proceeding and the text of each document before filing in the proceeding, shall consult with LICENSEE in good faith with respect to such document, and shall reasonably consider LICENSEE’s comments and proposals with respect to such document and a strategy involving the proceeding. LICENSEE agrees to hold all such information confidential and to use the information provided by MICHIGAN only for the purpose of advancing MICHIGAN’s PATENT RIGHTS.

7.3 LICENSEE shall reimburse MICHIGAN for all fees and costs relating to the activities described in this Article. Such reimbursement shall be made within thirty (30) days of receipt of MICHIGAN’s invoice and shall be subject to the interest and other requirements specified in

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Paragraph 3.5 above. Should MICHIGAN license the PATENT RIGHTS to one or more third parties in connection with products that do not incorporate an RNA ACTIVE sequence, then LICENSEE’S reimbursement shall be reduced by an amount proportionate to the total number of such licensees. For example if MICHIGAN executes two further licenses to use PATENT RIGHTS for products that do not incorporate an RNA ACTIVE sequence , then LICENSEE’s reimbursement of fees and costs described in this Article shall be reduced by two-thirds (2/3); if MICHIGAN executes only one such further license then LICENSEE’S costs shall be reduced by fifty percent (50%). MICHIGAN agrees to notify LICENSEE within thirty (30) days of the execution of any such other license to PATENT RIGHTS.

ARTICLE 8 - ENFORCEMENT

8.1 (a) Each party shall promptly advise the other in writing of any known acts of potential infringement of the PATENT RIGHTS by another party. LICENSEE has the first option to take action to enforce the PATENT RIGHTS against infringement by other parties within the TERRITORY and the FIELD OF USE, but LICENSEE shall notify MICHIGAN in writing thirty (30) days before filing any suit. LICENSEE shall not file any suit without a diligent investigation of the merits of such suit by its counsel, including with respect to PATENT RIGHTS. Licensee will have the right to join MICHIGAN as a co-plaintiff and MICHIGAN will consent to being named as such. Subject to Section 8.1(d) below, this right to take action includes defending any action for declaratory judgment of noninfringement or invalidity; and prosecuting, defending or settling all infringement and declaratory judgment actions at its expense and through counsel of its selection, except that LICENSEE shall make any such settlement only with the advice and consent of MICHIGAN, such consent not to be unreasonably withheld, conditioned or delayed.

(b) If LICENSEE determines to file suit or take other actions, MICHIGAN shall provide reasonable assistance to LICENSEE with respect to such actions, but only if LICENSEE reimburses MICHIGAN for out-of-pocket expenses incurred in connection with any such assistance rendered at LICENSEE’S request and if LICENSEE notifies MICHIGAN in writing thirty (30) days before filing any suit. If MICHIGAN is named as a party, MICHIGAN agrees to representation by LICENSEE’s counsel as joint clients unless and until, in the reasonable opinion of MICHIGAN’s counsel or LICENSEE’s counsel, representation of MICHIGAN and LICENSEE by a single counsel would present a conflict of interest, in which case MICHIGAN shall be entitled to counsel of its own choice at LICENSEE’s expense. In such case the Parties shall cooperate so as to reasonably limit the expenses of such litigation. LICENSEE shall reimburse or pay for MICHIGAN’s attorney’s fees and expenses incurred with respect to such litigation. If MICHIGAN is not named as a party, MICHIGAN retains the right to participate, with counsel of its own choosing and at its own expense, in any action under this Section 8.1.

(c) Except as may be provided in paragraph (d) below, LICENSEE shall defend, indemnify and hold harmless MICHIGAN with respect to any counterclaims asserted by an alleged infringer reasonably related to the enforcement of the PATENT RIGHTS in the FIELD OF USE under this Section 8.1, including but not limited to antitrust counterclaims and claims for recovery of attorney fees.

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(d) If an action is brought by any third party claiming that any of the PATENT RIGHTS is invalid or unenforceable, the parties agree to promptly consult with each other concerning the defense of such action. If either party notifies the other that such defense should be undertaken, then LICENSEE shall control such defense and bear the expenses, including attorneys’ fees, associated with such defense. Allocation and reimbursement of expenses shall be controlled by Section 8.1(b) above,. If the parties disagree, then MICHIGAN, at its sole option, shall have the right to intervene and assume control over the defense of such claim and LICENSEE shall provide reasonable cooperation in the defense of such claim. Notwithstanding, if (a) a third party asserts such claim solely based on alleged acts of MICHIGAN and (b) MICHIGAN exercises its right to control, then MICHIGAN shall be responsible for the reasonable costs and fees of defending such claim.

8.2 If LICENSEE demonstrates to MICHIGAN that it has a reasonable basis to believe that a third party infringes the PATENT RIGHTS and undertakes to enforce and/or defend the PATENT RIGHTS by litigation in the United States, LICENSEE may temporarily withhold during the course of such litigation up to fifty percent (50%) of the payments otherwise thereafter due to MICHIGAN under Article 3 under the following terms: LICENSEE may apply the amounts withheld to pay up to one-half of LICENSEE’s out-of-pocket litigation expenses, including reasonable attorneys’ fees, but not including salaries of LICENSEE’s employees. If LICENSEE receives any payments as a result of any judgment rendered in litigation relating to the PATENT RIGHTS or any settlement thereof (“THIRD PARTY PAYMENTS”), such THIRD PARTY PAYMENTS shall be applied first to satisfy either Party’s unreimbursed expenses and legal fees for the litigation, next to reimburse MICHIGAN for any payments under Article 3 which are past due or were withheld pursuant to this Article 8. Any THIRD PARTY PAYMENTS received in excess of such reimbursements (“excess THIRD PARTY PAYMENTS”) shall be divided such that if (a) only PATENT RIGHTS or (b) the settlement award is broken down to distinguish as between damages for (i) PATENT RIGHTS and (ii) other patent rights, then LICENSEE shall pay MICHIGAN 40% of such excess THIRD PARTY PAYMENTS within 5 business days of the receipt thereof. If neither (a) nor (b) in the prior sentence applies, then the excess THIRD PARTY PAYMENTS shall be treated as Non-Sales Sublicense Revenue, as defined above. This provision shall control the division of excess THIRD PARTY PAYMENTS as to be received pursuant to a license granted as part of a settlement of such enforcement.

8.3 If LICENSEE fails to take action to abate any alleged infringement of patents which form the basis for the PATENT RIGHTS within sixty (60) days of a request by MICHIGAN to do so (or within a shorter period if required to preserve the legal rights of MICHIGAN under any applicable laws), then MICHIGAN has the right to take such action (including prosecution of a suit) at its expense and LICENSEE shall use reasonable efforts to cooperate in such action, at LICENSEE’s expense. During such action LICENSEE shall not have the right to grant sublicenses without MICHIGAN’s permission, and MICHIGAN has full authority to settle on such terms as MICHIGAN reasonably determines. If MICHIGAN receives any THIRD PARTY PAYMENTS as a result of any judgment rendered in litigation relating to the PATENT RIGHTS or any settlement thereof, such THIRD PARTY PAYMENTS shall be applied first to satisfy MICHIGAN’S unreimbursed expenses and legal fees for the litigation, next to reimburse

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MICHIGAN for any payments which are past due or were withheld pursuant to this Article 8, and then to reimburse LICENSEE for any reasonable unreimbursed expenses and legal fees for the litigation (such reimbursements not to exceed the THIRD PARTY PAYMENTS which MICHIGAN actually receives). Any THIRD PARTY PAYMENTS received in excess of such reimbursements shall be divided equally between LICENSEE and MICHIGAN. This provision shall control the division of THIRD PARTY PAYMENTS received pursuant to a license granted as part of a settlement of such enforcement.

ARTICLE 9 - NO WARRANTIES; LIMITATION ON MICHIGAN’S LIABILITY

9.1 MICHIGAN, including its Regents, fellows, officers, employees and agents, makes no representations or warranties that PATENT RIGHTS are or will be held valid or enforceable, or that the manufacture, importation, use, offer for sale, sale or other distribution of any LICENSED PRODUCTS or LICENSED PROCESSES will not infringe any patent or other rights.

9.2 MICHIGAN, INCLUDING ITS REGENTS, FELLOWS, OFFICERS, EMPLOYEES AND AGENTS, MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY LICENSEE OR SUBLICENSEES OF LICENSED PRODUCTS OR LICENSED PROCESSES.

9.3 LICENSEE AND SUBLICENSEES ASSUME THE ENTIRE RISK AS TO PERFORMANCE OF LICENSED PRODUCTS AND LICENSED PROCESSES. In no event shall MICHIGAN, including its Regents, fellows, officers, employees and agents, be responsible or liable to LICENSEE, SUBLICENSEES or any other individual or entity for any direct, indirect, special, incidental, or consequential damages or lost profits or other economic loss or damage with respect to LICENSED PRODUCTS or LICENSED PROCESSES, regardless of legal or equitable theory. The above limitations on liability apply even though MICHIGAN, its Regents, fellows, officers, employees or agents may have been advised of the possibility of such damage.

9.4 LICENSEE shall not, and shall require that its SUBLICENSEES do not, make any statements, representations or warranties whatsoever to any person or entity, or accept any liabilities or responsibilities whatsoever from any person or entity that are inconsistent with any disclaimer or limitation included in this Article 9.

ARTICLE 10 - INDEMNITY; INSURANCE

10.1 LICENSEE shall defend, indemnify and hold harmless and shall require SUBLICENSEES to defend, indemnify and hold harmless MICHIGAN, including its Regents, fellows, officers, employees, students, and agents, for and against any and all claims, demands, damages, losses, and expenses of any nature (including attorneys’ fees and other litigation expenses), resulting from, but not limited to, death, personal injury, illness, property damage,

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economic loss or products liability arising from or in connection with, any of the following: (1) Any manufacture, use, sale or other disposition by LICENSEE, SUBLICENSEES or transferees of LICENSED PRODUCTS or LICENSED PROCESSES; (2) The use by any person of LICENSED PRODUCTS made, used, sold or otherwise distributed by LICENSEE or SUBLICENSEES; and (3) The use or practice by LICENSEE or SUBLICENSEES of any invention related to the PATENT RIGHTS.

10.2 At its sole option and expense and through counsel of its own selection, MICHIGAN is entitled to participate and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 10.1 above. LICENSEE shall not settle any such legal action with an admission of liability of MICHIGAN without MICHIGAN’s written approval, such approval not to be unreasonably withheld, delayed or conditioned.

10.3 Prior to any distribution or commercial use of any LICENSED PRODUCT or use of any LICENSED PROCESS by LICENSEE, LICENSEE shall purchase and maintain in effect commercial general liability insurance, including product liability insurance and errors and omissions insurance which shall protect LICENSEE and MICHIGAN with respect to the events covered by Paragraph 10.1. Prior to any distribution or use of any LICENSED PRODUCT or use of any LICENSED PROCESS by a SUBLICENSEE, LICENSEE shall require that the SUBLICENSEE purchase and maintain in effect commercial general liability insurance, including product liability insurance and errors and omissions insurance which shall protect LICENSEE, SUBLICENSEE, and MICHIGAN with respect to the events covered by Paragraph 10.1. Each such insurance policy must provide coverage which is reasonable in the pharmaceutical industry in relation to the stage and type of activity being engaged in by LICENSEE or any SUBLICENSEE for all claims with respect to any LICENSED PROCESS used or licensed and any LICENSED PRODUCTS manufactured, used, sold, or otherwise distributed by LICENSEE — or, in the case of a SUBLICENSEE’s policy, by said SUBLICENSEE — and must specify MICHIGAN, including its Regents, fellows, officers and employees, as an additional insured. LICENSEE shall furnish certificate(s) of such insurance to MICHIGAN, upon request.

10.4 In no event shall either party hereunder be liable to the other for any special, indirect, or consequential damages of any kind whatsoever resulting from any breach or default of this Agreement.

ARTICLE 11 - TERM AND TERMINATION

11.1 If LICENSEE ceases to carry on its business, this Agreement shall terminate upon written notice by MICHIGAN attempted to be delivered to the address for notices provided in Article 13.

11.2 If LICENSEE fails to make any payment due to MICHIGAN, upon ten (10) days’ written notice by MICHIGAN, this Agreement shall automatically terminate unless MICHIGAN specifically extends such date in writing. Such termination shall not foreclose MICHIGAN from collection of any amounts remaining unpaid or seeking other legal relief.

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11.3 Upon any material breach or default of this Agreement by LICENSEE (other than as specifically provided for herein, the terms of which shall take precedence over the handling of any other material breach or default under this Paragraph), MICHIGAN has the right to terminate this Agreement effective on thirty (30) days’ written notice to LICENSEE. Such termination shall become automatically effective upon expiration of the thirty day period unless LICENSEE cures the material breach or default before the period expires.

11.4 LICENSEE has the right to terminate this Agreement at any time on ninety (90) days’ written notice to MICHIGAN if prior to the expiration of such 90-day period, LICENSEE:

(a) pays all amounts due MICHIGAN through the effective date of the termination;

(b) submits a final report of the type described in Paragraph 4.2;

(c) returns any patent documentation (including that exchanged under Article 7) and any other confidential or trade-secret materials provided to LICENSEE by MICHIGAN in connection with this Agreement, or, with prior approval by MICHIGAN, destroys such materials, and certifies in writing that such materials have all been returned or destroyed; and

(d) suspends its manufacture, use and sale of the LICENSED PROCESS(ES) and LICENSED PRODUCT(S).

Upon receipt of LICENSEE’s notice of intent to terminate, MICHIGAN may elect to immediately terminate this Agreement upon written notice, provided that LICENSEE shall have 90 days to comply with its obligations under clauses (a) through (d) of this Section 11.4.

11.5 Upon any termination of this Agreement, and except as provided herein to the contrary, all rights and obligations of the parties hereunder shall cease, except any previously accrued rights and obligations and further as follows:

(1) obligations to pay royalties and other sums accruing hereunder up to the day of such termination, whether or not this Agreement provides for a number of days before which actual payment is due and such date is after the day of termination;

(2) MICHIGAN’s rights to inspect books and records as described in Article 4, and LICENSEE’s obligations to keep such records for the required time;

(3) any cause of action or claim of LICENSEE or MICHIGAN accrued or to accrue because of any breach or default by the other party hereunder;

(4) the provisions of Articles 1, 9, 10, and 14; and

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(5) all other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

11.6 After the license(s) granted herein terminate, if LICENSEE has data and know-how with respect to LICENSED PRODUCTS or LICENSED PROCESSES, has filed regulatory information with any U.S. or foreign government agency with respect to LICENSED PRODUCTS or LICENSED PROCESSES or has filed patent applications or obtained patents to any modification or improvement to LICENSED PRODUCTS or LICENSED PROCESSES within the scope of the PATENT RIGHTS, LICENSEE agrees upon request to enter into good faith negotiations with MICHIGAN or MICHIGAN’s future licensee(s) for the purpose of granting to MICHIGAN or MICHIGAN’s future licensee(s) licensing rights to said data, know-how and filings in a timely fashion and under commercially reasonable terms.

11.7 If LICENSEE asserts the invalidity or unenforceability of any claim included in the PATENT RIGHTS, including by way of litigation or administrative proceedings, either directly or through any other party, then MICHIGAN shall have the right to immediately terminate this Agreement upon written notice to LICENSEE.

ARTICLE 12 - REGISTRATION AND RECORDATION

12.1 If the terms of this Agreement, or any assignment or license under this Agreement are or become such as to require that the Agreement or license or any part thereof be registered with or reported to a national or supranational agency, LICENSEE will, at its expense, undertake such registration or report. Prompt notice and appropriate verification of the act of registration or report or any agency ruling resulting from it will be supplied by LICENSEE to MICHIGAN upon request.

12.2 LICENSEE shall also carry out, at its expense, any formal recordation of this Agreement or any license herein granted that the law of any country requires as a prerequisite to enforceability of the Agreement or license in the courts of any such country or for other reasons, and shall promptly furnish to MICHIGAN appropriately verified proof of recordation.

ARTICLE 13 - NOTICES

13.1 Any notice, request, or report required or permitted to be given or made under this Agreement by either party is effective when mailed if sent by recognized overnight carrier, certified or registered mail, or electronic mail followed by confirmation by U.S. mail, to the address set forth below or such other address as such party specifies by written notice given in conformity herewith. Any notice, request, or report not so given is not effective until actually received by the other party.

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To MICHIGAN:	To LICENSEE:
The University of Michigan	Nastech Pharmaceutical Co. Inc.
Office of Technology Transfer	3830 Monte Villa Parkway
1214 S University Avenue, Suite 201	Bothell, WA 98021
Attention: Bruce R. York
Ann Arbor, MI 48104-2594	Email: byork@nastech.com

Attn: File No. 1707,1259p1, 1259p1c1
Email: techtransfer@umich.edu

ARTICLE 14 - MISCELLANEOUS PROVISIONS

14.1 This Agreement shall be construed, governed, interpreted and applied according to United States and State of Michigan law, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

14.2 Except as otherwise provided for subject to Article 15 hereof, (a) the parties hereby consent to the jurisdiction of the courts in the State of Michigan over any dispute concerning this Agreement or the relationship between the parties and (b) should LICENSEE bring any claim, demand or other action against MICHIGAN, its Regents, fellows, officers, employees or agents, arising out of this Agreement or the relationship between the parties, LICENSEE agrees to bring said action only in the Michigan Court of Claims.

14.3 MICHIGAN and LICENSEE agree that this Agreement sets forth their entire understanding concerning the subject matter of this Agreement and supercedes any and all prior agreements and understanding with respect thereto. The parties may amend this Agreement from time to time, but no modification will be effective unless both MICHIGAN and LICENSEE agree to it in writing.

14.4 If a court of competent jurisdiction finds any term of this Agreement invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove the invalidity, illegality or unenforceability, and without in any way affecting or impairing the remaining terms.

14.5 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked to comply with the patent laws and practices of the countries of manufacture, use and sale.

14.6 No waiver by either party of any breach of this Agreement, no matter how long continuing or how often repeated, is a waiver of any subsequent breach thereof, nor is any delay or omission on the part of either party to exercise or insist on any right, power, or privilege hereunder a waiver of such right, power or privilege. In no event shall any waiver be deemed valid unless it is in writing and signed by an authorized representative of each party.

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14.7 LICENSEE agrees to refrain from using and to require SUBLICENSEES to refrain from using the name of MICHIGAN in publicity or advertising without the prior written approval of MICHIGAN. Reports in scientific literature and presentations of joint research and development work are not publicity. Notwithstanding this provision, without prior written approval of MICHIGAN, LICENSEE and SUBLICENSEES may state publicly that LICENSED PRODUCTS and LICENSED PROCESSES were developed by LICENSEE based upon an invention(s) developed at the University of Michigan and/or that the PATENT RIGHTS were licensed from the University of Michigan.

14.8 LICENSEE agrees to comply with all applicable laws and regulations. In particular, LICENSEE understands and acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE agrees to comply with all United States laws and regulations controlling the export of commodities and technical data, to be solely responsible for any violation of such laws and regulations by LICENSEE or its SUBLICENSEES, and to defend, indemnify and hold harmless MICHIGAN and its Regents, fellows, officers, employees and agents if any legal action of any nature results from the violation.

14.9 The relationship between the parties is that of independent contractor and contractee. Neither party is an agent of the other in connection with the exercise of any rights hereunder, and neither has any right or authority to assume or create any obligation or responsibility on behalf of the other.

14.10 LICENSEE may not assign this Agreement without the prior written consent of MICHIGAN and shall not pledge any of the license rights granted in this Agreement as security for any creditor. Any attempted pledge of any of the rights under this Agreement or assignment of this Agreement without the prior consent of MICHIGAN will be void from the beginning. No assignment by LICENSEE will be effective until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement, and such writing is provided to MICHIGAN. Notwithstanding, LICENSEE may, without MICHIGAN’s consent, assign its rights under this Agreement to a subsidiary of LICENSEE or a purchaser of all or substantially all of LICENSEE’s business relating to the subject matter of this Agreement, so long as such assignee provides a statement in writing to MICHIGAN that it agrees to accept all the terms and conditions of this Agreement in the place of LICENSEE.

14.11 If during the term of this Agreement, LICENSEE makes or attempts to make an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy or insolvency are instituted on behalf of or against LICENSEE, or if a receiver or trustee is appointed for the property of LICENSEE, this Agreement shall automatically terminate. LICENSEE shall notify MICHIGAN of any such event mentioned in this Paragraph as soon as reasonably practicable, and in any event within five (5) days after any such event.

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ARTICLE 15 - DISPUTE RESOLUTION

15.1 NEGOTIATION. If a dispute arises under this Agreement which cannot be resolved by the parties, either party may invoke this dispute resolution procedure by giving written notice to the other designating an officer with appropriate authority to be its representative in negotiations relating to the dispute. Such officer shall be an individual who has no direct operational responsibility for the matters contemplated by this Agreement. Upon receipt of this notice the other party shall, within five business days, give notice to the first: party; designating an officer with similar authority and without such operational responsibility to be its representative. The designated officers (the “Representatives”) shall, promptly following whatever investigation each deems appropriate but in no event later than 10 days after delivery of the notice by the second party, enter into discussions concerning the dispute. The parties shall arrange for a meeting at a time and place mutually acceptable to both parties.

15.2	APPOINTMENT OF MEDIATOR.

(a) If within 30 days after the first meeting, the parties have not succeeded in negotiating a written resolution of the dispute, upon written demand (the “Demand Notice”) by either party to the other party, the parties shall proceed with arrangements to submit the dispute for non-binding mediation. The Representatives will promptly negotiate in good faith to jointly appoint a mutually acceptable neutral person not affiliated with either, of the parties (the “Neutral”). If the parties are: unable to agree upon such appointment within 40 days after the first meeting, either party may apply for the appointment of a member of J.A.M.S./Endispute in San Francisco, California to serve as the Neutral and such appointment shall be binding on the parties. The parties shall cooperate with each other and with J.A.M.S./Endispute in order to select the member Neutral. The fees and costs of the Neutral and of obtaining any such appointment shall be shared equally by the parties.

(b) Each party shall promptly disclose to the other party any circumstances known to it which would cause reasonable doubt regarding the impartiality of an individual under consideration or appointed as the Neutral. Any such individual shall promptly disclose any such circumstances to the parties. If any such circumstances have been disclosed, the individual shall not serve as the Neutral, unless the parties agree.

(c) The Neutral’s per diem or hourly charge will be established at the time of his or her appointment. Unless the parties otherwise agree, (i) the fees and expenses of the Neutral, as well as any other expenses of the mediation; will be borne equally by the parties; and (ii) each party shall bear its own costs of the proceedings. The parties agree to cooperate to reasonably limit the expenses of the mediation.

(d) The parties will jointly and promptly send to the Neutral such materials as they may agree upon for the purpose of familiarizing him or her with the facts and issues in the

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dispute. The parties may jointly seek the advice and assistance of the Neutral in interpreting this Agreement and on procedural matters. The parties shall comply promptly with all reasonable requests by the Neutral for documents or other information relevant to the dispute.

15.3	EFFECT ON COURT PROCEEDINGS .

(a) If, as of the date of delivery of the Demand Notice (the “Demand Date”) no litigation is pending between the parties with respect to the subject matter of the mediation, no party shall commence such litigation until the mediation has terminated in accordance with Section 15.4 hereof. Delivery of the Demand Notice shall toll all applicable statutes of limitation until the mediation has terminated. The parties will take such other action, if any, required to effectuate such tolling.

(b) If on the Demand Date litigation is pending between the parties with respect to the subject matter of the mediation, the parties will promptly (i) present a joint motion to the Court to request a stay of all proceedings pending conclusion of the mediation; and (ii) request the Court to enter an order protecting the confidentiality of the mediation and barring any collateral use by the parties of any aspect of the mediation in any pending or future litigation; provided, however, that the grant of such stay and protective order shall not be a condition to the continuation of the mediation.

15.4 PROCEDURE. Promptly after appointment of the Neutral, the parties shall submit the dispute to mediation by the Neutral in accordance with applicable J.A.M.S./Endispute procedures. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of not less than 30 days. If the parties are not successful in resolving the dispute through the mediation, then either party may, upon written notice to the Neutral and the other party, terminate the mediation, whereupon the provisions of Article 14 applicable to resolution of disputes hereunder shall apply.

15.5	CONFIDENTIALITY.

(a) Each mediation pursuant to this Article 11 shall be deemed a “compromise negotiation” within the meaning of Rule 408 of the Federal Rules of Evidence. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the Neutral, who shall be deemed the parties’ joint counsel (or agent if not an attorney) for the purpose of such compromise negotiations, shall be subject to the non-disclosure agreement referred to in Paragraph 15.6 below. Such offers, promises, conduct and statements are subject to Rule 408 and are inadmissible and not discoverable for any purpose, including impeachment, in litigation between the parties to the mediation or other litigation. However, evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its presentation or use in the mediation.

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(b) The Neutral will be disqualified as a trial witness, consultant, or expert for any party; and his or her oral and written opinions will be inadmissible for all purposes in this or any other dispute involving the parties hereto.

15.6 NONDISCLOSURE AGREEMENT. As an inducement to each party to enter into this Agreement, and as partial consideration therefor, the parties have, simultaneously with the execution of this Agreement, entered into a Nondisclosure Agreement providing for the confidential treatment and nondisclosure of certain information related to or provided under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR LICENSEE		FOR THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By	/s/ Stephen C. Quay, MD, Ph.D.	By	/s/ Kenneth J. Nisbet

Stephen C. Quay, MD, PhD		Kenneth J. Nisbet
CEO		Executive Director, UM Technology Transfer
Nastech Pharmaceutical Company Inc.

Date	May 5, 2008	Date	May 7, 2008

21

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EXHIBIT E

GECC AGREEMENT

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LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement, dated as of January 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is among General Electric Capital Corporation (“GECC”), in its capacity as agent for Lenders (as defined below) (together with its successors and assigns in such capacity, “Agent”), the financial institutions who are or hereafter become parties to this Agreement as lenders (together with GECC, collectively the “Lenders”, and each individually, a “Lender”), MDRNA, Inc., a Delaware corporation (“MDRNA”), Atossa Healthcare, Inc., a Delaware corporation (“Atossa”), MDRNA Research, Inc., a Delaware corporation (“Research”), Nastech Holdings I, LLC, a New York limited liability company (“Nastech I”), and Nastech Holdings II, LLC, a New York limited liability company (“Nastech II” and, collectively with MDRNA, Research, Atossa, Nastech I and Nastech II, “Borrowers” and each, individually, “Borrower”), and the other entities or persons, if any, who are or hereafter become parties to this Agreement as guarantors (each a “Guarantor” and collectively, the “Guarantors”, and together with Borrowers, each a “Loan Party” and collectively, “Loan Parties”).

RECITALS

A. Borrowers wish to borrow funds from Lenders in order to partially finance the purchase of certain equipment (the “Leased Equipment”) currently leased by GECC to MDRNA and Lenders are willing to provide such financing pursuant to the terms and conditions of this Agreement.

AGREEMENT

Loan Parties, Agent and Lenders agree as follows:

1.	DEFINITIONS.

As used in this Agreement, all capitalized terms shall have the definitions as provided herein. Any accounting term used but not defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America, as in effect from time to time (“GAAP”) and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. All other terms used but not defined herein shall have the meaning given to such terms in the Uniform Commercial Code as adopted in the State of New York, as amended and supplemented from time to time (the “UCC”).

2.	LOANS AND TERMS OF PAYMENT.

2.1 Promise to Pay. Each Borrower promises to pay Agent, for the ratable accounts of Lenders, when due pursuant to the terms hereof, the aggregate unpaid principal amount of all loans, advances and other extensions of credit made severally by the Lenders to Borrowers under

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this Agreement, together with interest on the unpaid principal amount of such loans, advances and other extensions of credit at the interest rates set forth herein.

2.2 Term Loans.

(a) Term Loan and Term Loan Commitment. Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make a term loan (the “Term Loan”) in an aggregate principal amount not to exceed such Lender’s commitment as identified on Schedule A hereto (such commitment of each Lender as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Commitment”, and the aggregate of all such commitments, the “Commitments”). The Term Loan shall be made as a single advance on the Closing Date and shall be disbursed by Agent to GECC as partial payment for MDRNA’s acquisition of the Leased Equipment.

(b) Notes. The Term Loan of each Lender shall be evidenced by a promissory note in a form acceptable to Agent and such Lender (each a “Note” and, collectively, the “Notes”), and Borrowers shall execute and deliver a Note to each Lender. Each Note shall represent the obligation of Borrowers to pay to such Lender the amount of the Term Loan held by such Lender, together with interest thereon as prescribed in Section 2.3(a).

2.3 Interest and Repayment.

(a) Interest. The Term Loan shall accrue interest in arrears from the date made until the Term Loan is fully repaid at a fixed per annum rate of interest equal to Twelve and Twenty-Nine Hundredths Percent (12.29%) per annum. All computations of interest and fees calculated on a per annum basis shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and fees are payable. Each determination of an interest rate or the amount of a fee hereunder shall be made by Agent and shall be conclusive, binding and final for all purposes, absent manifest error.

(b) Payments of Principal and Interest. Within seven (7) Business Days following the Closing Date (such period, the “Initial Payment Period”), Borrower shall pay to Agent, for the ratable benefit of the Lenders, a payment of (i) principal in the amount required to reduce the outstanding principal amount of the Term Loan to Five Million and No/100 Dollars ($5,000,000.00), plus (ii) $1,894.01 for each day from and including the Closing Date through and including the date upon which such payment is made, which represents interest accrued on the Term Loan through the date of such payment, plus (iii) $229,169.55, which represents the payment of principal that would be payable with respect to the Term Loan on March 1, 2009, plus (iv) $1,706.94 for each day commencing on the day immediately following the date on which such payment is made and continuing through and including February 28, 2009, which represents interest accruing on the Term Loan from the day immediately following the date of such payment through and including February 28, 2009 (such payment, the “Initial Payment”).

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Thereafter, Borrowers shall pay to Agent, for the ratable benefit of the Lenders, twenty-one (21) equal consecutive payments of principal and interest on the first day of each calendar month (a “Scheduled Payment Date”) at the rate of interest determined in accordance with Section 2.3(a) on each Scheduled Payment Date commencing on April 1, 2009 and continuing on the first day of each month thereafter through and including December 1, 2010. The Initial Payment, and each scheduled payment of interest and principal hereunder, is referred to herein as a “Scheduled Payment.” After the Prepayment Hurdle (as defined below), payments of principal and interest shall be reamortized in equal monthly installments of principal and interest over the period that is the lesser of (i) 12 months or (ii) the remainder of the original repayment period, and shall be payable on each Scheduled Payment Date during such period. Notwithstanding the foregoing, all unpaid principal and accrued interest with respect to the Term Loan is due and payable in full to Agent, for the ratable benefit of Lenders, on the earlier of (A) December 1, 2010 or (B) the date that the Term Loan otherwise becomes due and payable hereunder, whether by acceleration of the Obligations pursuant to Section 2.4, Section 8.2 or otherwise (the earlier of (A) or (B), the “Applicable Term Loan Maturity Date”). Each Scheduled Payment, when paid, shall be applied first to the payment of accrued and unpaid interest on the Term Loan and then to unpaid principal balance of the Term Loan. Without limiting the foregoing, all Obligations shall be due and payable on the Applicable Term Loan Maturity Date for the last Term Loan made.

(c) No Reborrowing. Once any portion of the Term Loan is repaid or prepaid, it cannot be reborrowed.

(d) Payments. All payments (including prepayments) to be made by any Loan Party under any Debt Document shall be made in immediately available funds in U.S. dollars, without setoff or counterclaim to the Collection Account (as defined below) before 2:00 p.m. (New York time) on the date when due. All payments received by Agent after 2:00 p.m. (New York time) on any Business Day or at any time on a day that is not a Business Day shall be deemed to be received on the next Business Day. Whenever any payment required under this Agreement would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. The payment of any Scheduled Payment prior to its due date shall be deemed to have been received on such due date for purposes of calculating interest hereunder. All Scheduled Payments due to Agent and Lenders shall be effected by automatic debit of the appropriate funds from the operating account specified on the EPS Setup Form (as defined below). As used herein, the term “Collection Account” means the following account of Agent (or such other account as Agent shall identify to Borrowers in writing):

Bank Name: Deutsche Bank

Bank Address: New York, NY

ABA Number:

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Account Number:

Account Name:

Ref: MDRNA, Inc.

(e) Withholdings and Increased Costs. All payments shall be made free and clear of any taxes, withholdings, duties, impositions or other charges (other than taxes on the overall net income of any Lender and comparable taxes), such that Agent and Lenders will receive the entire amount of any Obligations (as defined below), regardless of source of payment. If Agent or any Lender shall have determined that the introduction of or any change in, after the date hereof, any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order reduces the rate of return on Agent or such Lender’s capital as a consequence of its obligations hereunder or increases the cost to Agent or such Lender of agreeing to make or making, funding or maintaining the Term Loan, then Borrowers shall from time to time upon demand by Agent or such Lender (with a copy of such demand to Agent) promptly pay to Agent for its own account or for the account of such Lender, as the case may be, additional amounts sufficient to compensate Agent or such Lender for such reduction or for such increased cost. A certificate as to the amount of such reduction or such increased cost submitted by Agent or such Lender (with a copy to Agent) to Borrowers shall be conclusive and binding on Borrowers, absent manifest error, provided that, neither Agent nor any Lender shall be entitled to payment of any amounts under this Section 2.3(e) unless it has delivered such certificate to Borrowers within 180 days after the occurrence of the changes or events giving rise to the increased costs to, or reduction in the amounts received by, Agent or such Lender. This provision shall survive the termination of this Agreement.

(f) Loan Records. Each Lender shall maintain in accordance with its usual practice accounts evidencing the Obligations of Borrowers to such Lender resulting from such Lender’s Pro Rata Share of the Term Loan, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Agent shall maintain in accordance with its usual practice a loan account on its books to record the Term Loan and any other extensions of credit made by Lenders hereunder, and all payments thereon made by Borrowers. The entries made in such accounts shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or Agent to maintain any such account shall affect the obligations of Borrowers to repay the Obligations in accordance with their terms.

(g) Payment of Expenses. Agent is authorized to, and at its sole election may, debit funds from the operating account specified on the EPS Setup Form (as defined below) to pay all fees, expenses, costs and interest owing by Borrowers under this Agreement or any of the other Debt Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due.

2.4 Prepayments.

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(a) Borrowers can voluntarily prepay, upon five (5) Business Days’ prior written notice to Agent, the Term Loan in full or in part; provided that if any proposed voluntary prepayment would reduce the principal balance of the Term Loan to less than Five Hundred Thousand Dollars ($500,000), Borrowers shall be required to prepay the Term Loan in full.

(b) Upon each closing of any licensing transaction (including the Subsequent Pre-Approved Licensing Transaction, as defined herein) that results in payments to a Loan Party, Borrowers shall make a mandatory prepayment of the Term Loan in an amount equal to (i) any amounts received by Borrowers with respect to such licensing transaction(s) in excess of $5,000,000 (in the aggregate), until the aggregate amount of such mandatory prepayments (including the Initial Payment) equals $3,000,000 and (ii) thereafter, for all subsequent transactions, twenty-five percent (25%) of all amounts received by Borrowers with respect to such licensing transaction(s). In addition to the foregoing, upon the closing of any Equity Investment and/or Subordinated Indebtedness (in each case as defined herein), which, in the aggregate, exceed $5,000,000, Borrowers shall make a mandatory prepayment of the Term Loan in an amount equal to the positive difference between the aggregate amount of all such Equity Investments and/or Subordinated Indebtedness and $5,000,000, until the aggregate amount of such mandatory prepayments equals $3,000,000. As used herein, “Prepayment Hurdle” means the payment by Borrowers to Lender of $3,000,000, in aggregate, pursuant to this Section 2.4(b).

(c) In addition to the foregoing, upon the occurrence of any Permitted Disposition described in Section 7.3(a)(ii) through (v) hereof, Borrower shall make a mandatory prepayment of the Term Loan up to the full amount of any cash payments received in connection with such Permitted Disposition, which payment shall be accompanied by a schedule of the assets conveyed together with bills of sale or other evidence of sale reasonably satisfactory to Agent. With respect to the mandatory prepayments made under this Section 2.4(c), Borrower may, in connection with the Permitted Dispositions described in Section 7.3(a)(ii) through (v), make such prepayments, for all Permitted Dispositions made pursuant to such subsections in a given month, the proceeds of which, in the aggregate, do not exceed $10,000, as a single prepayment made during the last 10 calendar days of such month.

(d) Any prepayment shall be applied first to the payment of accrued and unpaid interest on the Term Loan and then to unpaid principal balance of the Term Loan, and, except as otherwise specifically provided herein, shall not reduce the amount of any future Scheduled Payments.

2.5 Late Fees. If Agent does not receive any Scheduled Payment or other payment under any Debt Document from any Loan Party within 4 days after its due date, then, at Agent’s election, such Loan Party agrees to pay to Agent for the ratable benefit of all Lenders, a late fee equal to (a) 5% of the amount of such unpaid payment or (b) such lesser amount that, if paid,

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would not cause the interest and fees paid by such Loan Party under this Agreement to exceed the Maximum Lawful Rate (as defined below) (the “Late Fee”).

2.6 Default Rate. The Term Loan and all other Obligations shall bear interest, at the option of Agent or upon the request of the Requisite Lenders (as defined below), from and after the occurrence and during the continuation of an Event of Default (as defined below), at a rate equal to the lesser of (a) seven percent (7%) above the rate of interest applicable to such Obligations as set forth in Section 2.3(a) immediately prior to the occurrence of the Event of Default and (b) the Maximum Lawful Rate (the “Default Rate”). The application of the Default Rate shall not be interpreted or deemed to extend any cure period or waive any Default or Event of Default or otherwise limit Agent’s or any Lender’s right or remedies hereunder. All interest payable at the Default Rate shall be payable on demand.

2.7 Final Payment Fee. On the date upon which the outstanding principal amount of the Term Loan is repaid in full (whether by voluntary prepayment or otherwise), or if earlier, is required to be repaid in full (whether by scheduled payment, acceleration of the Obligations pursuant to Section 8.2 or otherwise) (such date, the “Payoff Date”), Borrowers shall pay to Agent, for the ratable accounts of Lenders, a fee equal to three percent (3%) of the original principal amount of the Term Loan (the “Final Payment Fee”), which Final Payment Fee shall be deemed to be fully-earned on the Closing Date; provided, that in the event that the Payoff Date occurs on or before March 20, 2009, the Final Payment Fee shall equal one percent (1%) of the original principal amount of the Term Loan; provided, further, that in the event that the Payoff Date occurs on or before June 19, 2009, the Final Payment Fee shall equal two percent (2%) of the original principal amount of the Term Loan.

2.8 Maximum Lawful Rate. Anything herein, any Note or any other Debt Document (as defined below) to the contrary notwithstanding, the obligations of Loan Parties hereunder and thereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Agent and Lenders would be contrary to the provisions of any law applicable to Agent and Lenders limiting the highest rate of interest which may be lawfully contracted for, charged or received by Agent and Lenders, and in such event Loan Parties shall pay Agent and Lenders interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder or thereunder is less than the Maximum Lawful Rate, Loan Parties shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent and Lenders is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the making of the Term Loan as otherwise provided in this Agreement, any Note or any other Debt Document.

3.	CREATION OF SECURITY INTEREST.

3.1 Grant of Security Interest. As security for the prompt payment and performance, whether at the stated maturity, by acceleration or otherwise, of the Term Loan and

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

other debt, obligations and liabilities of any kind whatsoever of Borrowers to Agent and Lenders under the Debt Documents (whether for principal, interest, fees, expenses, prepayment premiums, indemnities, reimbursements or other sums, and whether or not such amounts accrue after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not allowed in such case or proceeding), absolute or contingent, now existing or arising in the future, including the payment and performance of any outstanding Notes, and any renewals, extensions and modifications of the Term Loan (such indebtedness under the Notes, Term Loan and other debt, obligations and liabilities in connection with the Debt Documents are collectively called the “Obligations”), and as security for the prompt payment and performance by each Guarantor of the Guaranteed Obligations as defined in the Guaranty (as defined below), each Loan Party does hereby grant to Agent, for the benefit of Agent and Lenders, a security interest in the property listed below (all hereinafter collectively called the “Collateral”):

All of such Loan Party’s personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of, such Loan Party, and regardless of where located, including all accounts, chattel paper (whether tangible or electronic), commercial tort claims, deposit accounts, documents, equipment, financial assets, fixtures, goods, instruments, investment property (including all securities accounts), inventory, letter-of-credit rights, letters of credit, securities, supporting obligations, cash, cash equivalents, any other contract rights (including rights under any license agreements), or rights to the payment of money, and general intangibles (including Intellectual Property, as defined in Section 3.3 below), and all books and records of such Loan Party relating thereto, and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, all proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing (with each of the foregoing terms that are defined in the UCC having the meaning set forth in the UCC). Notwithstanding the foregoing, the grant of security interest herein shall not extend to and the term “Collateral” shall not include: (i) more than 65% of the issued and outstanding voting capital stock of any Subsidiary of any Borrower that is incorporated or organized in a jurisdiction other than the United States or any state or territory thereof; (ii) Wells Fargo Investment Account Number             , which previously was pledged to Wells Fargo Brokerage Services, LLC (the “Pledged Account”), if the consent of the secured party is required with respect to further pledges or restrictions thereof, provided, however, that Loan Party shall make its best efforts to secure such consent within 60 days following the date hereof; and (iii) any license or contract to the extent and only to the extent that the granting of such security interest is expressly prohibited by any applicable statute, law or regulation, or would constitute a default under the license or contract, as applicable, as in effect on the date hereof, but only to the extent that such prohibition or default is enforceable under applicable law (including Sections 9-406, 9-407 and 9-408 of the UCC); provided that upon the termination or

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expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Agent hereunder and become part of the “Collateral.”

Each Loan Party hereby represents and covenants that such security interest constitutes a valid, first priority (other than liens having priority by operation of law securing obligations that are not delinquent) security interest in the presently existing Collateral and will constitute a valid, first priority (other than liens having priority by operation of law securing obligations that are not delinquent) security interest in Collateral acquired after the date hereof. Each Loan Party hereby covenants that it shall give written notice to Agent promptly upon the acquisition by such Loan Party or creation in favor of such Loan Party of any commercial tort claim after the Closing Date.

3.2 Financing Statements. Each Loan Party hereby authorizes Agent to file UCC financing statements with all appropriate jurisdictions to perfect Agent’s security interest (for the benefit of itself and the Lenders) granted hereby.

3.3 Grant of Intellectual Property Security Interest. The Collateral shall include all intellectual property of each Loan Party, which shall be defined as any and all copyright, trademark, servicemark, patent, design right, software, license, trade secret and intangible rights of a Loan Party and any applications, registrations, claims, products, awards, judgments, amendments, renewals, extensions, improvements and insurance claims related thereto (collectively, “Intellectual Property”) now or hereafter owned or licensed by a Loan Party, together with all accessions and additions thereto, proceeds and products thereof (including any proceeds resulting under insurance policies). In order to perfect or protect Agent’s security interest and other rights in Loan Party’s Intellectual Property, each Loan Party hereby authorizes Agent, at Agent’s option, to file an intellectual property security agreement, substantially in the form provided by Agent (“Intellectual Property Security Agreement”) with the United States Patent and Trademark Office and the United States Copyright Office (as applicable), as determined by Agent. Agent acknowledges and agrees that Agent’s security interest in any Intellectual Property licensed by a Loan Party to a third party in a transaction permitted hereunder shall be subject to the rights of the third party licensee. Upon the reasonable request of a Loan Party, Agent shall provide an estoppel to such third party licensee with respect to the foregoing. Agent acknowledges that no security interest or right is granted by any Loan Party in property to the extent that such property is not owned by said Loan Party.

4.	CONDITIONS OF CREDIT EXTENSIONS

4.1 Conditions Precedent to Term Loan. No Lender shall be obligated to make the Term Loan, or to take, fulfill, or perform any other action hereunder, until the following have been delivered to Agent (the date on which the Lenders make the Term Loan after all such conditions shall have been satisfied in a manner satisfactory to Agent or waived in accordance with this Agreement, the “Closing Date”):

(a) a counterpart of this Agreement duly executed by each Loan Party;

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(b) a certificate executed by the Secretary of each Loan Party, in form and substance satisfactory to Agent (the “Secretary’s Certificate”), providing verification of incumbency and attaching (i) such Loan Party’s board resolutions approving the transactions contemplated by this Agreement and the other Debt Documents and (ii) such Loan Party’s governing documents;

(c) Notes duly executed by each Borrower in favor of each applicable Lender;

(d) filed copies of UCC financing statements, collateral assignments, and terminations statements, with respect to the Collateral, as Agent shall request;

(e) certificates of insurance evidencing the insurance coverage, and reasonably satisfactory additional insured and lender loss payable endorsements, in each case as required pursuant to Section 6.4 herein;

(f) current UCC lien, judgment, bankruptcy and tax lien search results demonstrating that there are no other security interests or liens on the Collateral, other than Permitted Liens (as defined below);

(g) the Intellectual Property Security Agreement required by Section 3.3 above, duly executed by each Loan Party;

(h) a certificate of good standing of each Loan Party from the jurisdiction of such Loan Party’s organization and a certificate of foreign qualification from each jurisdiction where such Loan Party’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect (as defined below), in each case as of a recent date acceptable to Agent;

(i) a legal opinion of Loan Parties’ counsel, in form and substance reasonably satisfactory to Agent;

(j) a completed EPS set-up form, in form and substance satisfactory to Agent (the “EPS Setup Form”);

(k) a completed perfection certificate, duly executed by each Loan Party (the “Perfection Certificate”), a form of which Agent previously delivered to Borrowers;

(l) a disbursement instruction letter, in form and substance satisfactory to Agent, executed by each Loan Party, Agent and each Lender (the “Disbursement Letter”);

(m) evidence that the Master Lease Agreement, dated as of April 9, 2002, as amended, by and among MDRNA and Agent, and MDRNA’s obligations thereunder, shall be terminated,

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(n) a Purchase Agreement in form and substance satisfactory to Agent, pursuant to which MDRNA shall have purchased the Leased Equipment;

(o) all other documents and instruments as Agent may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement (together with the Agreement, the Notes, the Intellectual Property Security Agreement (if any), the Account Control Agreements, the Perfection Certificate, the Guaranty, if any, the Secretary’s Certificate and the Disbursement Letter, and all other agreements, instruments, documents and certificates executed and/or delivered to or in favor of Agent from time to time in connection with this Agreement or the transactions contemplated hereby, the “Debt Documents”);

(p) Borrowers shall have reimbursed Agent and Lenders for all fees, costs and expenses of closing presented as of the date of this Agreement; and

(q) (i) all representations and warranties in Section 5 below shall be true as of the date of the Term Loan; (ii) no Event of Default or any other event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default (such event, a “Default”) has occurred and is continuing or will result from the making of the Term Loan, and (iii) Agent shall have received a certificate from an authorized officer of each Loan Party confirming each of the foregoing.

5.	REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES.

Each Loan Party, jointly and severally, represents, warrants and covenants to Agent and each Lender that:

5.1 Due Organization and Authorization. Each Loan Party’s exact legal name is as set forth in the Perfection Certificate and each Loan Party is, and will remain, duly organized, existing and in good standing under the laws of the State of its organization as specified in the Perfection Certificate, has its chief executive office at the location specified in the Perfection Certificate, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, except where the failure to be so qualified and licensed could not reasonably be expected to have a Material Adverse Effect. This Agreement and the other Debt Documents have been duly authorized, executed and delivered by each Loan Party and constitute legal, valid and binding agreements enforceable in accordance with their terms. The execution, delivery and performance by each Loan Party of each Debt Document executed or to be executed by it is in each case within such Loan Party’s powers. None of Atossa, Nastech I or Nastech II has any assets, liabilities (except in connection with fees assessed by each entity’s state of incorporation or formation, as applicable, in connection with the maintenance of such entity’s status, which do not exceed $3,000, in the aggregate) or operations.

5.2 Required Consents. No filing, registration, qualification with, or approval, consent or withholding of objections from, any governmental authority or instrumentality or any

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other entity or person is required with respect to the entry into, or performance by any Loan Party of, any of the Debt Documents, except any already obtained.

5.3 No Conflicts. The entry into, and performance by each Loan Party of, the Debt Documents will not (a) violate any of the organizational documents of such Loan Party, (b) violate in any material respect any law, rule, regulation, order, award or judgment applicable to such Loan Party, or (c) result in any breach of or constitute a default under, or result in the creation of any lien, claim or encumbrance on any of such Loan Party’s property (except for liens in favor of Agent, on behalf of itself and Lenders) pursuant to, any indenture, mortgage, deed of trust, bank loan, credit agreement, or other Material Agreement (as defined below) to which such Loan Party is a party. As used herein, “Material Agreement” means (i) any agreement or contract to which such Loan Party is a party and involving the receipt or payment of amounts in the aggregate exceeding $200,000 per year, (ii) any agreement or contract to which such Loan Party is a party the termination of which could reasonably be expected to have a Material Adverse Effect and (iii) each agreement relating to any Subordinated Indebtedness or Equity Investment. A description of all Material Agreements as of the Closing Date is set forth on Schedule B hereto.

5.4 Litigation. There are no actions, suits, proceedings or investigations pending against or affecting any Loan Party before any court, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any basis thereof, which could reasonably be expected to have a Material Adverse Effect, or which questions the validity of the Debt Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, nor has any Loan Party received written notice that any such action, suit, proceeding or investigation is threatened. As used in this Agreement, the term “Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, properties, or condition (financial or otherwise) of each MDRNA and MRI, individually, or the Loan Parties (subject to Section 6.1(b) hereof), collectively, (b) the ability of a Loan Party (subject to Section 6.1(b) hereof) to perform any of its obligations under any Debt Document to which it is a party, (c) the legality, validity or enforceability of any Debt Document, (d) the rights and remedies of Agent or Lenders under any Debt Document or (e) the validity, perfection or priority of any lien in favor of Agent, on behalf of itself and Lenders, on any of the Collateral.

5.5 Financial Statements. All financial statements delivered to Agent and Lenders pursuant to Section 6.3 have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments), and since the date of the most recent audited financial statement, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect. There has been no material adverse deviation from the most recent annual operating plan of Borrowers delivered to Agent and Lenders in accordance with Section 6.3.

5.6 Use of Proceeds. The proceeds of the Term Loan shall be used to purchase the Leased Equipment.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5.7 Collateral. Each Loan Party is, and, except as expressly permitted under Section 7.3 below, will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement. The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (a) liens in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, (b) liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar liens, in each case imposed by law and arising in the ordinary course of business, and securing amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of the applicable Loan Party in accordance with GAAP and which do not involve, in the judgment of Agent, any risk of the sale, forfeiture or loss of any of the Collateral (a “Permitted Contest”), (c) liens existing on the date hereof and set forth on Schedule B hereto, provided, however, that, with respect to the Pledged Account, the Cash Equivalents (as defined herein) contained therein shall not exceed one hundred and ten percent (110%) of the letter of credit obligations secured thereby, (d) liens securing Indebtedness (as defined in Section 7.2 below) permitted under Section 7.2(c) below, provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 30 days after the, acquisition, repair, improvement or construction of, such property financed by such Indebtedness and (ii) such liens do not extend to any property of a Loan Party other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such Indebtedness, (e) licenses described in Section 7.3(iv) below; and (f) liens securing any Subordinated Indebtedness, provided that such liens are subordinated on terms and conditions acceptable to Agent to the security interest in the Collateral granted to Agent hereunder (all of such liens described in the foregoing clauses (a) through (f) are called “Permitted Liens”).

5.8 Compliance with Laws.

(a) Each Loan Party is and will remain in compliance in all material respects with all laws, statutes, ordinances, rules and regulations applicable to it, except to the extent that any such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Without limiting the generality of the immediately preceding clause (a), each Loan Party further agrees that it is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and the USA Patriot Act and all regulations issued pursuant to it. No Loan Party nor any of its subsidiaries, affiliates or joint ventures (A) is a person or entity designated by the U.S. Government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. person or entity cannot deal with or otherwise engage in business transactions, (B) is a person or entity who is otherwise the target of U.S. economic sanctions laws such that a U.S.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

person or entity cannot deal or otherwise engage in business transactions with such person or entity; or (C) is controlled by (including by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Debt Document would be prohibited under U.S. law. The SDN List is maintained by OFAC and is available at: http://www.ustreas.gov/offices/enforcement/ofac/sdn/.

(c) Each Loan Party has met the minimum funding requirements of the United States Employee Retirement Income Security Act of 1974 (as amended, “ERISA”) with respect to any employee benefit plans subject to ERISA. No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Loan Party is engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

5.9 Intellectual Property. The Intellectual Property is and will remain free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens described in clauses (b)(i), (e) and (f) of Section 5.7. No Loan Party has entered, nor (except with respect to any Subordinated Indebtedness) will it enter into, any other agreement or financing arrangement in which a negative pledge in such Loan Party’s Intellectual Property is granted to any other party. As of the Closing Date and each date a Term Loan is advanced to Borrowers, no Loan Party has any interest in, or title to any Intellectual Property except as disclosed in the Perfection Certificate. Upon the filing of appropriate financing statements, all action necessary to protect and perfect Agent’s lien on each Loan Party’s Intellectual Property shall have been duly taken. Each Loan Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, without any actual or claimed infringement upon the rights of third parties, except as set forth on Schedule B attached hereto. The Intellectual Property described on Schedule B(VI) hereto is neither used nor useful in connection with the ongoing operations of any Loan Party and is not material to the business of any Loan Party.

5.10 Solvency. Both before and after giving effect to the Term Loan, the transactions contemplated herein, and the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is and will be Solvent. As used herein, “Solvent” means, with respect to a Loan Party on a particular date, that on such date, in each case including the fair value of the Loan Parties’ Intellectual Property (a) the fair value of the property of such Loan Party is greater than the total amount of liabilities, including contingent liabilities, of such Loan Party; (b) the present fair salable value of the assets of such Loan Party is not less than the amount that will be required to pay the probable liability of such Loan Party on its debts as they become absolute and matured; (c) such Loan Party does not intend to, and does not believe that it

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

will, incur debts or liabilities beyond such Loan Party’s ability to pay as such debts and liabilities mature; (d) such Loan Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Loan Party’s property would constitute an unreasonably small capital; and (e) as of the date hereof, such Loan Party is not “insolvent” within the meaning of Section 101(32) of the United States Bankruptcy Code (11 U.S.C. § 101, et. seq), as amended from time to time. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

5.11 Taxes; Pension. All tax returns, reports and statements, including information returns, required by any governmental authority to be filed by each Loan Party and its Subsidiaries have been filed with the appropriate governmental authority and all taxes, levies, assessments and similar charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding taxes, levies, assessments and similar charges or other amounts which are the subject of a Permitted Contest. Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in compliance with applicable laws and such withholdings have been timely paid to the respective governmental authorities. Each Loan Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Loan Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of a Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental authority.

5.12 Full Disclosure. Loan Parties hereby confirm that all of the information disclosed on the Perfection Certificate is true, correct and complete as of the date of this Agreement and as of the date of the Term Loan. The representations, warranties and other statements made by or on behalf of a Loan Party, when taken as a whole and in light of the circumstances in which they were made, do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading, it being recognized by Agent and Lenders that the projections and forecasts provided by Loan Parties in good faith and based upon reasonable and stated assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6.	AFFIRMATIVE COVENANTS.

6.1 Good Standing.

(a) Each Loan Party shall maintain its and each of its Subsidiaries’ existence and good standing in its jurisdiction of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain, and shall cause each of its

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Subsidiaries to maintain, in full force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect. “Subsidiary” means, with respect to a Loan Party, any entity the management of which is, directly or indirectly controlled by, or of which an aggregate of more than 50% of the outstanding voting capital stock (or other voting equity interest) is, at the time, owned or controlled, directly or indirectly by, such Loan Party or one or more Subsidiaries of such Loan Party, and, unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Borrower.

(b) Following the Closing Date, MDRNA shall cause the dissolution of each of Atossa, Nastech I and Nastech II, shall use commercially reasonable efforts to effect such dissolution with ninety (90) days following the date hereof and, until the date of dissolution, shall maintain each of Atossa, Nastech I and Nastech II as an inactive business, each conducting no business and holding no assets or liabilities (except in connection with fees assessed by each entity’s state of incorporation or formation, as applicable, in connection with the maintenance of such entity’s status, which do not exceed $3,000, in the aggregate).

6.2 Notice to Agent. Loan Parties shall provide Agent with (a) notice of any change in the accuracy of the Perfection Certificate or any of the representations and warranties provided in Section 5 above, immediately upon the occurrence of any such change, (b) notice of the occurrence of any Default or Event of Default, promptly (but in any event within 3 Business Days) after the date on which any officer of a Loan Party obtains knowledge of the occurrence of any such event, (c) copies of all statements, reports and notices made available generally by each Borrower to its securityholders and all documents filed with the Securities and Exchange Commission (“SEC”) or any securities exchange or governmental authority exercising a similar function, promptly, but in any event within 3 Business Days of delivering or receiving such information to or from such persons, (d) a report of any legal actions pending or threatened against a Borrower or any Subsidiary that could result in damages or costs to a Borrower or any Subsidiary of $200,000 or more promptly, but in any event within 3 Business Days, upon receipt of notice thereof, (e) any new applications or registrations that any Loan Party has made or filed in respect of any Intellectual Property or a change in status of any outstanding application or registration within 5 days of such application, filing or change in status, and (f) copies of all statements, reports and notices delivered to or by a Loan Party in connection with any Material Agreement promptly (but in any event within 3 Business Days) upon receipt thereof.

6.3 Financial Statements. If any Borrower is a private company, it shall deliver to Agent and Lenders (a) unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 30 days of each month end, in a form acceptable to Agent and certified by such Borrower’s president, chief executive officer or chief financial officer, and (b) its complete annual audited consolidated and, if available, consolidating financial statements prepared under GAAP and certified by an independent certified public accountant selected by such Borrower and satisfactory to Agent within 120 days of the fiscal year end or, if sooner, at such time as such Borrower’s Board of Directors receives the certified

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audit. If any Borrower is a publicly held company, it shall deliver to Agent and Lenders quarterly unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements and annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements, certified by a recognized firm of certified public accountants, within 5 days after the statements are required to be provided to the SEC, and if Agent requests, such Borrower shall deliver to Agent and Lenders monthly unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 30 days after the end of each month in the format used for the Company’s management reporting, provided, however, that such financial statements shall be in form and substance reasonably satisfactory to Agent in all respects. All financial statements delivered pursuant to this Section 6.3 shall be accompanied by a compliance certificate, signed by the chief financial officer of Borrower, in the form attached hereto as Exhibit A, and a management discussion and analysis that includes a comparison to budget for the respective fiscal period and a comparison of performance for such fiscal period to the corresponding period in the prior year. Borrowers shall deliver to Agent and Lenders (i) as soon as available and in any event not later than 45 days after the end of each fiscal year of Borrowers, an annual operating plan for Borrowers, on a consolidated and, if available, consolidating basis, approved by the Board of Directors of Borrowers, for the current fiscal year, in form and substance reasonably satisfactory to Agent and (ii) such budgets, sales projections, or other financial information as Agent or any Lender may reasonably request from time to time generally prepared by Borrowers in the ordinary course of business.

6.4 Insurance. Each Borrower, at its expense, shall maintain, and shall cause each Subsidiary to maintain, insurance (including comprehensive general liability, hazard, and business interruption insurance) with respect to all of its properties and businesses (including, the Collateral), in such amounts and covering such risks as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event with deductible amounts, insurers and policies that shall be reasonably acceptable to Agent. Borrowers shall deliver to Agent certificates of insurance evidencing such coverage, together with endorsements to such policies naming Agent as a lender loss payee or additional insured, as appropriate, in form and substance reasonably satisfactory to Agent. Each policy shall provide that coverage may not be canceled or altered by the insurer except upon 30 days prior written notice to Agent and shall not be subject to co-insurance. Each Borrower appoints Agent as its attorney-in-fact to make, settle and adjust all claims under and decisions with respect to such Borrower’s policies of insurance, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Agent shall not act as each Borrower’s attorney-in-fact unless an Event of Default has occurred and is continuing. The appointment of Agent as each Borrower’s attorney in fact is a power coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full. Proceeds of insurance shall be applied, at the option of Agent, to repair or replace the Collateral or to reduce any of the Obligations.

6.5 Taxes. Each Borrower shall, and shall cause each Subsidiary to, timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies

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imposed upon it, or its income or profits or upon its properties or any part thereof, before the same shall be in default and before the date on which penalties attach thereto, except to the extent such taxes, assessments and governmental charges or levies are the subject of a Permitted Contest.

6.6 Agreement with Landlord/Bailee. Within 20 days after requested by Agent, each Loan Party shall obtain and maintain a landlord consent and/or bailee letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by the landlord or bailee, as applicable, with respect to any real property on which (a) a Loan Party’s principal place of business, (b) a Loan Party’s books or records or (c) Collateral with an aggregate value in excess of $100,000 is located (other than real property owned by such Loan Party). Agent shall, upon written request from a Loan Party, extend such 20 day period, provided that such Loan Party demonstrates to Agent’s reasonable satisfaction that it is making its best efforts to obtain such landlord consent or bailee letter. At the request of Agent, within 10 Business Days after the due date for any rental payments with respect to any real property described in the immediately preceding sentence, each Borrower shall deliver to Agent (1) evidence in form reasonably satisfactory to Agent that such rental payment was made and (2) a certification that no default or event of default has occurred and is continuing under any such lease.

6.7 Protection of Intellectual Property. Except for the Intellectual Property described on Schedule B(VI) hereto, which shall be deemed to be not material to the conduct of the business of any Loan Party, each Loan Party shall take all reasonably necessary actions to: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property to the extent material to the conduct of its business now or heretofore conducted by it or proposed to be conducted by it, (b) promptly advise Agent in writing of material infringements of its Intellectual Property and, should the Intellectual Property be material to such Loan Party’s business, take all appropriate actions to enforce its rights in its Intellectual Property against infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, (c) not allow any Intellectual Property material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent, and (d) notify Agent promptly, but in any event within 3 days, if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) material to its business may become abandoned or dedicated, or if any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Loan Party’s ownership of any Intellectual Property material to its business, its right to register the same, or to keep and maintain the same. Except for the Intellectual Property described on Schedule B(VI) hereto, each Loan Party shall remain liable under each of its Intellectual Property licenses pursuant to which it is a licensee (“Licenses”) to observe and perform all of the conditions and obligations to be observed and performed by it thereunder. None of Agent or any Lender shall have any obligation or liability under any such License by reason of or arising out of this Agreement, the granting of a lien, if any, in such License or the receipt by Agent (on behalf of itself and Lenders) of any payment relating to any such License. None of Agent or any Lender shall be required or obligated in any

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manner to perform or fulfill any of the obligations of any Loan Party under or pursuant to any License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or which it may be entitled at any time or times.

6.8 Special Collateral Covenants.

(a) Each Loan Party shall remain in possession of its respective Collateral solely at the location(s) specified on the Perfection Certificate; except that Agent, on behalf of itself and Lenders, shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, (ii) any other Collateral in which Agent’s security interest (on behalf of itself and Lenders) may be perfected only by possession and (iii) any Collateral after the occurrence of an Event of Default in accordance with this Agreement and the other Debt Documents.

(b) Each Loan Party shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, and (iii) use and maintain the Collateral only in compliance with manufacturers’ recommendations and all applicable laws.

(c) Agent and Lenders do not authorize and each Loan Party agrees it shall not (i) part with possession of any of the Collateral (except to Agent (on behalf of itself and Lenders), for maintenance and repair or for a Permitted Disposition), or (ii) remove any of the Collateral from the continental United States.

(d) Each Loan Party shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Agent may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Each Loan Party agrees to reimburse Agent, on demand, all costs and expenses incurred by Agent in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Obligations.

(e) Each Loan Party shall, at all times, keep accurate and complete records of the Collateral.

(f) Each Loan Party agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Agent (on behalf of itself and Lenders). Agent may at any time give notice to any third person described in the

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, Agent (on behalf of itself and Lenders).

(g) Each Loan Party shall, during normal business hours, and in the absence of a Default or an Event of Default, upon one Business Day’s prior notice, as frequently as Agent determines to be appropriate: (i) provide Agent (who may be accompanied by representatives of any Lender) and any of its officers, employees and agents access to the properties, facilities, advisors and employees (including officers) of each Loan Party and to the Collateral, (ii) permit Agent (who may be accompanied by representatives of any Lender), and any of its officers, employees and agents, to inspect, audit and make extracts from any Loan Party’s books and records (or at the request of Agent, deliver true and correct copies of such books and records to Agent), and (iii) permit Agent (who may be accompanied by representatives of any Lender), and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Collateral of any Loan Party. Upon Agent’s request, each Loan Party will promptly notify Agent in writing of the location of any Collateral. If a Default or Event of Default has occurred and is continuing, each such Loan Party shall provide such access to Agent and to each Lender at all times and without advance notice. Each Loan Party shall promptly make available to Agent and its auditors or counsel, originals or copies of all books and records that Agent may reasonably request.

6.9 Further Assurances. Each Loan Party shall, upon request of Agent, furnish to Agent such further information, execute and deliver to Agent such documents and instruments (including UCC financing statements) and shall do such other acts and things as Agent may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement and the other Debt Documents.

7.	NEGATIVE COVENANTS

7.1 Liens. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, create, incur, assume or permit to exist any lien, security interest, claim or encumbrance or grant any negative pledges on any Collateral, including any Intellectual Property, except Permitted Liens.

7.2 Indebtedness. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (as hereinafter defined), except for (a) the Obligations, (b) Indebtedness existing on the date hereof and set forth on Schedule B to this Agreement, (c) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by any Borrower or any of Subsidiary of any Borrower to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $75,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the

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property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made) and (d) Indebtedness, made on terms and conditions acceptable to Agent, that is subordinated to the Obligations on terms and conditions acceptable to Agent (“Subordinated Indebtedness”). The term “Indebtedness” means, with respect to any person, at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such person to pay the deferred purchase price of property or services, but excluding obligations to trade creditors incurred in the ordinary course of business and not past due by more than 90 days, (iv) all capital lease obligations of such person, (v) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (vi) all obligations of such person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vii) all contingent or non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (viii) all equity securities of such person subject to repurchase or redemption otherwise than at the sole option of such person, (ix) all “earnouts” and similar payment obligations of such person, (x) all indebtedness secured by a lien on any asset of such person, whether or not such indebtedness is otherwise an obligation of such person, (xi) all obligations of such person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (xii) all obligations or liabilities of others guaranteed by such person.

7.3 Dispositions.

(a) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, convey, sell, rent, lease, sublease, mortgage, license, transfer or otherwise dispose of (collectively, “Transfer”) any of the Collateral or any Intellectual Property, except for the following (each, individually, a “Permitted Disposition” and, collectively, “Permitted Dispositions”): (i) sales of inventory in the ordinary course of business, including, without limitation, bulk sales of calcitonin; (ii) dispositions for cash by a Loan Party or any of its Subsidiaries of equipment that is no longer used or useful in the business of such Loan Party or such Subsidiary so long as (A) no Default or Event of Default has occurred and is continuing at the time of such disposition or would be caused after giving effect thereto, (B) such disposition is made to a third party unaffiliated with any Loan Party and negotiated on an arms length basis and (C) fair value, as determined by Agent in accordance with Section 7.3(b) below, is paid for such equipment; (iii) the sale or sales of equipment specified on such Loan Party’s financials as “excess” and listed for sale, including the assets located in Hauppauge, New York (whether or not listed as “excess”), for cash determined in an arms-length transaction, so long as (A) no Default or Event of Default has occurred and is continuing at the time of such disposition or would be caused after giving effect thereto, (B) such sale is made to a third party unaffiliated with any

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Loan Party and negotiated on an arms length basis and (C) fair value, as determined by Agent in accordance with Section 7.3(b) below, is paid for such equipment; (iv) sales or dispositions of assets, so long as (A) no Default or Event of Default has occurred and is continuing at the time of such sale or disposition or would be cause dafter giving effect thereto, (B) the fair market value of such assets does not exceed $10,000, in any given sale or disposition, or $50,000, in the aggregate over any twelve (12) month period and (C) the relevant Loan Party provides written notice to Agent at least seven (7) days prior to the closing of such sale or disposition; (v) sales or dispositions of the Intellectual Property described in Schedule B(VI) hereto, provided, however, that (A) the relevant Loan Party provides written notice to Agent at least seven (7) days prior to the closing of such sale or disposition and (B) each Loan Party covenants and agrees that any and all non-cash consideration received by such Loan Party with respect to any such disposition, transfer or sale of such Intellectual Property shall be subject to this Agreement and shall be Collateral hereunder; (vi) a transaction to license, or grant of an option to license, RNAi targets or technology pursuant to a partnering or other development agreement between the Company and certain pharmaceutical companies on substantially the same or better economic terms as set forth in term sheets provided to Agent prior to the date hereof (the “Subsequent Pre-Approved Licensing Transaction”); and (vii) a transaction to license, or grant of an option to license, RNAi targets or technology pursuant to a partnering or other development agreement between the Company and certain pharmaceutical companies that (i) is made to a third party unaffiliated with any Loan Party and negotiated on an arms length basis, (ii) is for less than all or substantially all of the Borrowers’ RNAi Intellectual Property, (iii) is for $5,000,000 or more and (iv) is executed and “closed” during the Initial Payment Period.

(b) With respect to the Permitted Dispositions described in Section 7.3(a)(ii) and (iii), Loan Party, prior to the closing of such disposition or sale, shall provide written notice to Agent setting forth, with reasonable specificity, the equipment that is the subject of such disposition or sale and the consideration to be paid for each item thereof. Within seven (7) Business Days following receipt of such notice, Agent shall respond to Loan Party specifying whether the consideration to be paid constitutes fair value. If Agent fails to respond to such notice within such period, Agent shall be deemed to have affirmed that the value to be paid in connection with such disposition constitutes fair value for the equipment to be conveyed.

7.4 Change in Name, Location or Executive Office; Change in Business; Change in Fiscal Year. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) change its name or its state of organization, (b) relocate its chief executive office without 30 days prior written notification to Agent, (c) engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Loan Party or Subsidiary, (d) cease to conduct business substantially in the manner conducted by such Loan Party or Subsidiary as of the date of this Agreement (other than as permitted under Section 6.1(b)) or (e) change its fiscal year end.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

7.5 Mergers or Acquisitions. No Loan Party shall merge or consolidate, and no Loan Party shall permit any of its Subsidiaries to merge or consolidate, with or into any other person or entity (other than mergers of a Subsidiary into a Borrower in which such Borrower is the surviving entity) or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another person or entity or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of another person or entity. Notwithstanding the foregoing, a Borrower may acquire all or substantially all of the assets or stock of another business entity (such business entity, the “Target”) so long as (a) Agent and each Lender shall receive at least twenty (20) Business Days’ prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition; (b) such acquisition shall only involve assets located in the United States and comprise a business, or those assets of a business, substantially of the type engaged in by such Borrower or its Subsidiaries as of the Closing Date and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Debt Documents other than approvals applicable to the exercise of such rights and remedies with respect to such Borrower prior to such acquisition; (c) such acquisition shall be consensual and shall have been approved by Target’s board of directors or similar governing body (as applicable); (d) the purchase price paid and/or payable (whether in cash, stock or other form of consideration) in connection with all acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of such Borrower and Target) shall not exceed $100,000 in any calendar year; (e) the business and assets acquired in such acquisition shall be free and clear of all liens (other than Permitted Liens); (f) at or prior to the closing of any acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Liens) in all assets or stock acquired pursuant thereto and such Borrower shall have executed such documents and taken such actions as may be required by Agent in connection therewith; (g) concurrently with delivery of the notice referred to in clause (a) above, such Borrower shall have delivered to Agent, in form and substance reasonably satisfactory to Agent (1) a pro forma consolidated balance sheet, income statement and cash flow statement of such Borrower based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of such Borrower in accordance with GAAP consistently applied, but taking into account such acquisition and the funding of all Loans in connection therewith, and such acquisition pro forma shall reflect that on a pro forma basis, no Default or Event of Default has occurred and is continuing or would result after giving effect to such acquisition and such Borrower would have been in compliance with the financial covenants set forth herein for the four quarter period reflected in the compliance certificate most recently delivered to Agent prior to the consummation of such acquisition (after giving effect to such acquisition); (2) updated versions of the most recently delivered projections covering the one-year period commencing on the date of such acquisition and otherwise prepared in accordance with the projections and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such acquisition; and (3) a certificate of the chief financial officer of such Borrower to the effect that: (w) Borrower will be solvent upon the consummation of the acquisition; (x) the acquisition pro forma fairly presents the financial

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condition of Borrower (on a consolidated basis) as of the date thereof after giving effect to the acquisition; (y) the acquisition projections are reasonable estimates of the future financial performance of Borrower subsequent to the date thereof based upon the historical performance of Borrower and the acquired company and show that Borrower shall continue to be in compliance with the financial covenants for the shorter of (A) the two-year period thereafter and (B) the remaining scheduled term under this Agreement; and (z) Borrower has substantially completed its due diligence investigation with respect to such acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders; and (h) at the time of such acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

7.6 Restricted Payments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) declare or pay any dividends or make any other distribution or payment on account of or redeem, retire, defease or purchase any capital stock (other than the payment of dividends to Borrowers, dividends payable solely in the capital stock of MDRNA, or repurchases of the capital stock of MDRNA that are deemed to occur upon the net exercise of warrants, options or other rights to purchase securities of MDRNA), (b) purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, (c) make any payment in excess of $250,000 in the aggregate per annum, which payments shall have been approved by the independent directors of MDRNA, in respect of management fees or consulting fees (or similar fees) to any equityholder or other affiliate of Borrowers, (d) be a party to or bound by an agreement that restricts a Subsidiary from paying dividends or otherwise distributing property to Borrowers or (e) purchase or make any payment on or with respect to any Subordinated Indebtedness, except as expressly permitted by the subordination terms thereof that have been approved by Agent.

7.7 Investments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly (a) acquire or own, or make any loan, advance or capital contribution (an “Investment”) in or to any person or entity, excluding any Borrower, (b) acquire or create any Subsidiary, or (c) engage in any joint venture or partnership with any other person or entity, other than: (i) Investments existing on the date hereof and set forth on Schedule B to this Agreement, (ii) Investments in cash and Cash Equivalents (as defined below), and (iii) loans or advances to employees of any Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted, provided that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (iii) shall not exceed $200,000 at any time (collectively, the “Permitted Investments”), (iv) as approved in connection with any Subsequent Pre-Approved Licensing Transaction, and (v) acquisitions permitted in accordance with Section 7.5 hereof. The term “Cash Equivalents” means (v) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (w) any readily-marketable direct obligations issued by any other agency of the

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United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (x) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any entity organized under the laws of any state of the United States, (y) any U.S. dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 or (z) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (v), (w), (x) or (y) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (v), (w), (x) and (y) above shall not exceed 365 days. For the avoidance of doubt, “Cash Equivalents” does not include (and each Loan Party is prohibited from purchasing or purchasing participations in) any auction rate securities or other corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a Dutch auction.

7.8 Transactions with Affiliates. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with any Affiliate (as defined below) of a Loan Party or any Subsidiary of a Loan Party except for transactions that (i) are with a Borrower or (ii) are in the ordinary course of such Loan Party’s or such Subsidiary’s business, upon fair and reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction. As used herein, “Affiliate” means, with respect to a Loan Party or any Subsidiary of a Loan Party, (a) each person that, directly or indirectly, owns or controls 5% or more of the stock or membership interests having ordinary voting power in the election of directors or managers of such Loan Party or such Subsidiary, and (b) each person that controls, is controlled by or is under common control with such Loan Party or such Subsidiary.

7.9 Compliance. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) fail to comply in any material respect with the laws and regulations described in clauses (b) or (c) of Section 5.8 herein, (b) use any portion of the Term Loan to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or (c) fail to comply in any material respect with, or violate in any material respect any other law or regulation applicable to it.

7.10 Deposit Accounts and Securities Accounts. No Loan Party shall directly or indirectly maintain or establish any deposit account or securities account, unless Agent, the applicable Loan Party or Loan Parties and the depository institution or securities intermediary at which the account is or will be maintained enter into a deposit account control agreement or securities account control agreement, as the case may be, in form and substance reasonably

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satisfactory to Agent (an “Account Control Agreement”) (which agreement shall provide, among other things, that (i) such depository institution or securities intermediary has no rights of setoff or recoupment or any other claim against such deposit or securities account (except as agreed to by Agent), other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (ii) such depository institution or securities intermediary shall comply with all instructions of Agent without further consent of such Loan Party or Loan Parties, as applicable, including an instruction by Agent to comply exclusively with instructions of Agent with respect to such account (such notice, a “Notice of Exclusive Control”)), prior to or concurrently with the establishment of such deposit account or securities account (or in the case of any such deposit account or securities account maintained as of the date hereof, within ten (10) days after the Closing Date). Agent may only give a Notice of Exclusive Control with respect to any deposit account or securities account at any time at which a Default or Event of Default has occurred and is continuing. At the request of Agent, Borrowers shall create or designate a dedicated deposit account or accounts to be used exclusively for payroll or withholding tax purposes.

7.11 Amendments to Other Agreements. No Loan Party shall amend, modify or waive any provision of (a) any Material Agreement or (b) any of such Loan Party’s organizational documents, in each case, without the prior written consent of Agent and the Requisite Lenders (unless either (x), in each case, the net effect of such amendment, modification or waiver is not adverse to any Loan Party, Agent or Lenders and does not violate Section 7.4 above or (y) with respect to MDRNA, such amendment merely increases the number of shares available for issuance or effects a reverse split with respect to outstanding shares, provided, however, that such Loan Party shall provide written notice to Agent prior to effecting any such amendment, modification or waiver). If any Borrower obtains Subordinated Indebtedness, no Loan Party shall amend, modify or waive any provision of any document relating to any of the Subordinated Indebtedness.

8.	DEFAULT AND REMEDIES.

8.1 Events of Default. Loan Parties shall be in default under this Agreement and each of the other Debt Documents if (each of the following, an “Event of Default”):

(a) Borrowers shall fail to pay (i) any principal when due, or (ii) any interest, fees or other Obligations (other than as specified in clause (i)) within a period of 3 Business Days after the due date thereof (other than on any Applicable Term Loan Maturity Date);

(b) any Loan Party breaches any of its obligations under Section 6.1(a) (solely as it relates to maintaining its existence and subject to Section 6.1(b) thereof), Section 6.2, Section 6.3, Section 6.4, or Article 7;

(c) any Loan Party breaches any of its other obligations under any of the Debt Documents and fails to cure such breach within 30 days after the earlier of (i) the date on

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which an officer of such Loan Party has actual knowledge of such failure and (ii) the date on which notice shall have been given to Borrowers from Agent;

(d) any warranty, representation or statement made or deemed made by or on behalf of any Loan Party in any of the Debt Documents or otherwise in connection with any of the Obligations shall be false or misleading in any material respect at the time such warranty, representations or statement was made or deemed to be made;

(e) any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against any Loan Party or any of the Collateral, which in the good faith judgment of Agent subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk within 10 days following such attachment, execution, levy, seizure or confiscation;

(f) one or more judgments, orders or decrees shall be rendered against any Loan Party or any Subsidiary of a Loan Party that exceeds by more than $150,000 any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (ii) such judgment, order or decree shall not have been vacated or discharged for a period of 10 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof;

(g) (i) any Loan Party or any Subsidiary of a Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Loan Party or any Subsidiary of a Loan Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Loan Party or such Subsidiary, either such proceedings shall remain undismissed or unstayed for a period of 45 days or more or any action sought in such proceedings shall occur or (iii) any Loan Party or any Subsidiary of a Loan Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(h) an event or development occurs which could reasonably be expected to have a Material Adverse Effect;

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(i) (i) any provision of any Debt Document shall fail to be valid and binding on, or enforceable against, a Loan Party party thereto, (ii) any Debt Document purporting to grant a security interest to secure any Obligation shall fail to create a valid and enforceable security interest on any Collateral purported to be covered thereby or such security interest shall fail or cease to be a perfected lien with the priority required in the relevant Debt Document, or (iii) any subordination provision set forth in any document evidencing or relating to any Subordinated Indebtedness shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, any agent for or holder of such Subordinated Indebtedness (or such person shall so state in writing), or any Loan Party shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred;

(j) (i) A default occurs under the documents evidencing any Subordinated Indebtedness; (ii) any Loan Party or any Subsidiary of a Loan Party defaults under any Material Agreement (after any applicable grace period contained therein), (iii) (A) any Loan Party or any Subsidiary of a Loan Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Loan Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $200,000 (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto) the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iv) any Borrower or any Subsidiary defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement for which a landlord consent and/or bailee letter is required under Section 6.6; or (v) the occurrence of any “change of control” or any term of similar effect under any Subordinated Indebtedness document; or

(k) (i) any of the chief executive officer, or the chief financial officer of any Borrower as of the date hereof shall cease to be involved in the day to day operations (including research development) or management of the business of such Borrower, and a successor of such officer reasonably acceptable to Agent is not appointed on terms reasonably acceptable to Agent within 90 days of such cessation or involvement, (ii) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) of more than twenty-five percent (25%) of the voting power of the voting stock of any Borrower by way of merger or consolidation or otherwise, provided, however, that voting stock of MDRNA may be conveyed to a third party, on terms and conditions acceptable to Agent in its sole

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discretion (the “Equity Investment”), (iii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of any Borrower (together with any new directors whose election by the board of directors of a Borrower or whose nomination for election by the stockholders of a Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, other than as approved in connection with any Equity Investment, or (iv) a Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding voting capital stock (or other voting equity interest) of each of its Subsidiaries.

8.2 Lender Remedies. Upon the occurrence and during the continuation of any Event of Default, Agent may, and at the written request of the Requisite Lenders shall, terminate the Commitments and declare any or all of the Obligations to be immediately due and payable, and the accelerated Obligations shall bear interest at the Default Rate pursuant to Section 2.6, provided that, upon the occurrence and during the continuation of any Event of Default specified in Section 8.1(g) above, the Obligations shall be automatically accelerated. After the occurrence of an Event of Default, Agent shall have (on behalf of itself and Lenders) all of the rights and remedies of a secured party under the UCC, and under any other applicable law. Without limiting the foregoing, Agent shall have the right to, and at the written request of the Requisite Lenders shall, (a) notify any account debtor of any Loan Party or any obligor on any instrument which constitutes part of the Collateral to make payments to Agent (for the benefit of itself and Lenders), (b) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (c) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at such sale, or (d) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the Obligations in accordance with Section 8.4. If requested by Agent, Loan Parties shall promptly assemble the Collateral and make it available to Agent at a place to be designated by Agent. Agent may also render any or all of the Collateral unusable at a Loan Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Agent is required to give to a Loan Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least 5 days prior to such action. Effective only upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby irrevocably appoints Agent (and any of Agent’s designated officers or employees) as such Loan Party’s true and lawful attorney to: (i) take any of the actions specified above in this paragraph; (ii) endorse such Loan Party’s name on any checks or other forms of payment or security that may come into Agent’s possession; (iii) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Agent determines to be reasonable; and (iv) do such other and further acts and deeds in the name of such Loan Party that Agent may deem necessary or desirable to enforce its rights in or to any of

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the Collateral or to perfect or better perfect Agent’s security interest (on behalf of itself and Lenders) in any of the Collateral. The appointment of Agent as each Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the date on which all of the Obligations are indefeasibly paid in full in cash, all of the Commitments hereunder are terminated, and this Agreement shall have been terminated (the “Termination Date”).

8.3 Additional Remedies. In addition to the remedies provided in Section 8.2 above, each Loan Party hereby grants to Agent (on behalf of itself and Lenders) and any transferee of Collateral, for purposes of exercising its remedies as provided herein, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Loan Party) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

8.4 Application of Proceeds. Proceeds from any Transfer of the Collateral, including the Intellectual Property (other than Permitted Dispositions) and all payments made to or proceeds of Collateral received by Agent during the continuance of an Event of Default shall be applied as follows: (a) first, to pay all fees, costs, indemnities, reimbursements and expenses then due to Agent under the Debt Documents in its capacity as Agent under the Debt Documents, (b) second, to pay all fees, costs, indemnities, reimbursements and expenses then due to Lenders under the Debt Documents in accordance with their respective Pro Rata Shares, until paid in full, (c) third, to pay all interest on the Term Loan then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (other than interest accrued after the commencement of any proceeding referred to in Section 8.1(g) if a claim for such interest is not allowable in such proceeding), (d) fourth, to pay all principal on the Term Loan then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full, (e) fifth, to pay all other Obligations then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (including all interest accrued after the commencement of any proceeding referred to in Section 8.1(g) whether or not a claim for such interest is allowable in such proceeding), and (f) sixth, to Borrowers or as otherwise required by law. Borrowers shall remain fully liable for any deficiency.

9.	Agent.

9.1 Appointment of Agent.

(a) Each Lender hereby appoints GECC (together with any successor Agent pursuant to Section 9.9) as Agent under the Debt Documents and authorizes Agent to (a) execute and deliver the Debt Documents and accept delivery thereof on its behalf from Loan Parties, (b) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Debt Documents and (c) exercise such powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of Agent and Lenders and none of Loan Parties nor any other person shall have any rights as a third party beneficiary of any

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of the provisions hereof. In performing its functions and duties under this Agreement and the other Debt Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Debt Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Debt Document or otherwise a fiduciary or trustee relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Debt Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by GECC or any of its affiliates in any capacity.

(b) Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Debt Documents (including in any other bankruptcy, insolvency or similar proceeding), and each person making any payment in connection with any Debt Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Agent and Lenders with respect to any Obligation in any proceeding described in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Debt Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Debt Documents, (vi) except as may be otherwise specified in any Debt Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Debt Documents, applicable law or otherwise and (vii) execute any amendment, consent or waiver under the Debt Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Debt Document by or through any trustee, co-agent, employee, attorney-in-fact and any other

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

person (including any Lender). Any such person shall benefit from this Article 9 to the extent provided by Agent.

(c) If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Debt Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Debt Document (a) if such action would, in the opinion of Agent, be contrary to law or any Debt Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Debt Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

9.2 Agent’s Reliance, Etc. Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents, employees or representatives shall be liable for any action taken or omitted to be taken by it or them hereunder or under any other Debt Documents, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until such Note has been assigned in accordance with Section 10.1; (b) may consult with legal counsel, independent public accountants and other experts, whether or not selected by it, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Requisite Lenders, (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Debt Documents; (e) shall not have any duty to inspect the Collateral (including the books and records) or to ascertain or to inquire as to the performance or observance of any provision of any Debt Document, whether any condition set forth in any Debt Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrowers or any Lender describing such Default or Event of Default clearly labeled “notice of default”; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any lien created or purported to be created under or in connection with, any Debt Document or any other instrument or

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document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or the other Debt Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties.

9.3 GECC and Affiliates. GECC shall have the same rights and powers under this Agreement and the other Debt Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GECC in its individual capacity. GECC and its affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrowers, any Subsidiaries of any Borrower, any of their Affiliates and any person who may do business with or own securities of Borrowers, any Subsidiaries of any Borrower or any such Affiliate, all as if GECC were not Agent and without any duty to account therefor to Lenders. GECC and its affiliates may accept fees and other consideration from Borrowers for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GECC as a Lender holding disproportionate interests in the Term Loan and GECC as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

9.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 6.3 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of each Loan Party and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Term Loan, and expressly consents to, and waives, any claim based upon, such conflict of interest.

9.5 Indemnification. Lenders shall and do hereby indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Debt Document or any action taken or omitted to be taken by Agent in connection therewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Debt Document, to the extent that Agent is not reimbursed for such expenses by Loan Parties. The provisions of this Section 9.5 shall survive the termination of this Agreement.

9.6 Successor Agent. Agent may resign at any time by giving not less than 30 days’ prior written notice thereof to Lenders and Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Debt Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Debt Documents.

9.7 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.8(e), each Lender is hereby authorized at any time or from time to time upon the direction of Agent, without notice to Borrowers or any other person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrowers (regardless of whether such balances are then due to Borrowers) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrowers against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Borrowers agree, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in

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excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Term Loan made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loan and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. The term “Pro Rata Share” means, with respect to any Lender at any time, the percentage obtained by dividing (x) the Commitment of such Lender then in effect (or, if such Commitment is terminated, the aggregate outstanding principal amount of the Term Loan owing to such Lender) by (y) the Total Commitment then in effect (or, if the Total Commitment is terminated, the outstanding principal amount of the Term Loan owing to all Lenders).

9.8 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a) Advances; Payments. If Agent receives any payment for the account of Lenders on or prior to 2:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 2:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any such payments and Term Loans (a “Non-Funding Lender”), Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrowers.

(b) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Loan Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Debt Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is

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required to pay to a Loan Party or such other person, without setoff, counterclaim or deduction of any kind.

(c) Non-Funding Lenders. The failure of any Non-Funding Lender to make the Term Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Term Loan, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Term Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Debt Document or constitute a “Lender” (or be included in the calculation of “Requisite Lender” hereunder) for any voting or consent rights under or with respect to any Debt Document. At Borrowers’ request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Commitments and all of the outstanding Term Loans of that Non-Funding Lender for an amount equal to the principal balance of the Term Loan held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement (as defined below).

(d) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to Borrowers, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrowers are required to provide financial statements to Lenders in accordance with Section 6.3 hereto and agree that Agent shall have no duty to provide the same to Lenders.

(e) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Notes or any other Debt Documents (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent and Requisite Lenders.

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10.	MISCELLANEOUS.

10.1 Assignment. Subject to the terms of this Section 10.1, any Lender may make an assignment to an assignee of, or sell participations in, at any time or times, the Debt Documents, its Commitment, Term Loans or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) except in the case of an assignment to a Qualified Assignee (as defined below), require the consent of each Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) require the execution of an assignment agreement in form and substance reasonably satisfactory to, and acknowledged by, Agent (an “Assignment Agreement”); (iii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Commitment and/or Term Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iv) be in an aggregate amount of not less than $1,000,000, unless such assignment is made to an existing Lender or an affiliate of an existing Lender or is of the assignor’s (together with its affiliates’) entire interest of the Term Loan or is made with the prior written consent of Agent; and (v) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 10.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment and Term Loans, as applicable, or assigned portion thereof from and after the date of such assignment. Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender”. In the event any Lender assigns or otherwise transfers all or any part of the Commitments and Obligations, Agent shall so notify Borrowers and Borrowers shall, upon the request of Agent, execute new Notes in exchange for the Notes, if any, being assigned. Agent may amend Schedule A to this Agreement to reflect assignments made in accordance with this Section.

As used herein, “Qualified Assignee” means (a) any Lender and any affiliate of any Lender and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and in each case of clauses (a) and (b), which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no person or Affiliate of such person proposed to become a Lender after the Closing Date and that holds any subordinated debt or stock issued by Borrowers shall be a Qualified Assignee.

10.2 Notices. All notices, requests or other communications given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses

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set forth on the signature pages hereto below such parties’ name or in the most recent Assignment Agreement executed by any Lender (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section), and shall be deemed given (a) on the date of receipt if delivered by hand, (b) on the date of sender’s receipt of confirmation of proper transmission if sent by facsimile transmission, (c) on the next Business Day after being sent by a nationally-recognized overnight courier, and (d) on the fourth Business Day after being sent by registered or certified mail, postage prepaid. As used herein, the term “Business Day” means and includes any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

10.3 Correction of Debt Documents. Agent may correct obvious errors and fill in all blanks in this Agreement or the Debt Documents consistent with the agreement of the parties.

10.4 Performance; Joint and Several Liability. Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as “Borrower” and their respective successors and assigns and shall inure to the benefit of Agent, Lenders, and their respective successors and assigns, and each party described as “Borrower” shall be liable, jointly and severally, for the Obligations.

10.5 Payment of Fees and Expenses. Loan Parties agree, jointly and severally, to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and Lenders in connection with (a) the investigation, preparation, negotiation, execution, administration of, or any amendment, modification, waiver or termination of, this Agreement or any other Debt Document, (b) the administration of the Loans and the facilities hereunder and any other transaction contemplated hereby or under the Debt Documents and (c) the enforcement, assertion, defense or preservation of Agent’s and Lenders’ rights and remedies under this Agreement or any other Debt Document, in each case of clauses (a) through (c), including reasonable attorney’s fees and expenses, the allocated cost of in-house legal counsel, reasonable fees and expenses of consultants, auditors and appraisers and UCC and other corporate search and filing fees and wire transfer fees. Borrowers further agree that such fees, costs and expenses shall constitute Obligations. This provision shall survive the termination of this Agreement.

10.6 Indemnity. Each Loan Party shall and does hereby jointly and severally indemnify and defend Agent, Lenders, and their respective successors and assigns, and their respective directors, officers, employees, consultants, attorneys, agents and affiliates (each an “Indemnitee”) from and against all liabilities, losses, damages, expenses, penalties, claims, actions and suits (including related reasonable attorneys’ fees and the allocated costs of in-house legal counsel) of any kind whatsoever arising, directly or indirectly, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Agreement, the other Debt Documents or any of the transactions contemplated hereby or thereby (the “Indemnified Liabilities”); provided that, no Loan Party shall have any obligation to any Indemnitee with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee as determined by a

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final non-appealable judgment of a court of competent jurisdiction. This provision shall survive the termination of this Agreement.

10.7 Rights Cumulative. Agent’s and Lenders’ rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. NONE OF AGENT OR ANY LENDER SHALL BE DEEMED TO HAVE WAIVED ANY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY BORROWERS UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY AGENT, REQUISITE LENDERS OR ALL LENDERS, AS APPLICABLE. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

10.8 Entire Agreement; Amendments, Waivers.

(a) This Agreement and the other Debt Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement. Words in the singular include the plural and words in the plural include the singular. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. The term “including” shall mean “including, but not limited to.”

(b) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Debt Document, or any consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, Borrowers and Lenders having more than (x) 50% of the aggregate Commitments of all Lenders or (y) if such Commitments have expired or been terminated, 50% of the aggregate outstanding principal amount of the Term Loan (the “Requisite Lenders”). Except as set forth in clause (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(c) No amendment, modification, termination or waiver of any provision of this Agreement or any other Debt Document shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase or decrease any Commitment of

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

any Lender or increase or decrease the Total Commitment (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder (other than waiving the imposition of the Default Rate), (iii) postpone the date fixed for or waive any payment of principal of or interest on the Term Loan, or any fees hereunder, (iv) release all or substantially all of the Collateral, except as otherwise expressly permitted in the Debt Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders), (vi) release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations hereunder and under the other Debt Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive Section 8.4, 9.7 or 10.8(b) or (c).

(d) Notwithstanding any provision in this Section 10.8 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Borrowers, Agent and Requisite Lenders.

(e) Each Lender hereby consents to the release by Agent of any Lien held by Agent for the benefit of itself and the Lenders in any or all of the Collateral to secure the Obligations upon the termination of the Commitments and the payment and satisfaction in full of the Obligations.

10.9 Binding Effect. This Agreement shall continue in full force and effect until the Termination Date; provided, however, that the provisions of Sections 2.3(e), 9.5, 10.5 and 10.6 and the other indemnities contained in the Debt Documents shall survive the Termination Date. The surrender, upon payment or otherwise, of any Note or any of the other Debt Documents evidencing any of the Obligations shall not affect the right of Agent to retain the Collateral for such other Obligations as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement and the grant of the security interest in the Collateral pursuant to Section 3.1 shall automatically be reinstated if Agent or any Lender is ever required to return or restore the payment of all or any portion of the Obligations (all as though such payment had never been made).

10.10 Use of Logo. Each Loan Party authorizes Agent to use its name, logo and/or trademark without notice to or consent by such Loan Party, in connection with certain promotional materials that Agent may disseminate to the public. The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Agent has a financing relationship with Borrowers and such materials may be developed, disseminated and used without Loan Parties’ review. Nothing herein obligates Agent to use a Loan Party’s name, logo and/or trademark, in any promotional materials of Agent. Loan Parties shall not, and shall not permit any of its respective Affiliates to, issue any press release or other public disclosure (other than any document filed with any governmental authority relating to a public offering of the securities of Borrowers) using the name, logo or otherwise referring to General

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Electric Capital Corporation, GE Healthcare Financial Services, Inc. or of any of their affiliates, the Debt Documents or any transaction contemplated herein or therein without at least two (2) Business Days prior written notice to and the prior written consent of Agent unless, and only to the extent that, Loan Parties or such Affiliate is required to do so under applicable law and then, only after consulting with Agent prior thereto.

10.11 Waiver of Jury Trial. EACH OF LOAN PARTIES, AGENT AND LENDERS UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG LOAN PARTIES, AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LOAN PARTIES, AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.12 Governing Law. THIS AGREEMENT, THE OTHER DEBT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR ANY OTHER DEBT DOCUMENT IS COMMENCED BY AGENT IN THE STATE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, EACH LOAN PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY (OR ANY PROPERTY) IN

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

THE COURT OF ANY OTHER JURISDICTION AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO LOAN PARTIES AT THEIR ADDRESS DESCRIBED IN SECTION 10.2, OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

10.13 Confidentiality. Agent and each Lender agrees, as to itself, to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender, as the case may be, applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by Borrowers and designated as confidential, except that Agent and Lenders may disclose such information (a) to persons employed or engaged by Agent or a Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 10.13 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any governmental authority or reasonably believed by Agent or any Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, required by law; (e) in connection with the exercise of any right or remedy under the Debt Documents or in connection with any litigation to which Agent or such Lender is a party or bound; (f) that ceases to be confidential through no fault of Agent or such Lender or (g) persons employed by Agent’s strategic marketing partners.

10.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank; signatures begin on next page.]

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

IN WITNESS WHEREOF, each Loan Party, Agent and Lenders, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

BORROWERS:

MDRNA, INC., a Delaware corporation		MDRNA RESEARCH, INC., a Delaware corporation

By:	/s/ Bruce R. York	By:	/s/ Bruce R. York
Name:	Bruce R. York	Name:	Bruce R. York
Title:	CFO	Title:	Representative

ATOSSA HEALTHCARE, INC., a Delaware corporation		NASTECH HOLDINGS I, LLC, a New York limited liability company

By:	/s/ Bruce R. York	By:	/s/ Bruce R. York
Name:	Bruce R. York	Name:	Bruce R. York
Title:	Representative	Title:	Representative

NASTECH HOLDINGS II, LLC, a New York limited liability company

By:	/s/ Bruce R. York
Name:	Bruce R. York
Title:	Representative

Address For Notices For All Loan Parties:

3830 Monte Villa Parkway

Bothell, WA 98021

Phone: 703.338.1972

Facsimile: 425.908.3600

Attn: Mr. J. Michael French, Chief Executive Officer

With a copy to:

Pryor Cashman LLP

410 Park Avenue

New York, NY 10022

Signature Page to Loan and Security Agreement

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Phone: 212.421.4100

Facsimile: 212.326.0806

Attn: Lawrence Remmel

Signature Page to Loan and Security Agreement

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Scott R. Towers
Name:	Scott R. Towers
Title:	Duly Authorized Signatory

Address For Notices:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc., LSF

83 Wooster Heights Road, Fifth Floor

Danbury, Connecticut 06810

Attention: Senior Vice President of Risk

Phone: (203) 205-5200

Facsimile: (203) 205-2192

With a copy to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel

Phone: (301) 961-1640

Facsimile: (301) 664-9866

Signature Page to Loan and Security Agreement

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

EXHIBIT F

PAYMENT INSTRUCTIONS

The payment set forth in Section 4.1 shall be paid as follows: (a) Four Million Seven Hundred and Fifty Thousand Dollars ($4,750,000) to MDRNA; and (b) Two Million Five Hundred Thousand Dollars ($2,500,000) to General Electric Capital Corporation, on behalf of MDRNA.